Exhibit 10.56

WU/LH 470 BRIDGEPORT L.L.C., a Delaware limited liability company,
(“Mortgagor”)

to

FIRST SUNAMERICA LIFE INSURANCE COMPANY,
a New York corporation (“Mortgagee”)

OPEN-END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

This document serves as a Fixture Filing under the Uniform Commercial Code.

Dated:	As of March 8, 2011
Town:	Shelton, Connecticut
County:	Fairfield, Connecticut

PREPARED BY AND UPON
RECORDATION RETURN TO:
Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022-2585
Attention: Andrew L. Jagoda, Esq.

THIS OPEN-END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is executed as of March 8, 2011, by WU/LH 470 BRIDGEPORT L.L.C., a Delaware limited liability company (“Mortgagor”), in favor of, and for the use and benefit of FIRST SUNAMERICA LIFE INSURANCE COMPANY, a New York corporation (“Mortgagee”).

ARTICLE 1

PARTIES, PROPERTY, AND DEFINITIONS

The following terms and references shall have the meanings indicated:

1.1                               8 Slater Borrower: means Wu/LH 8 Slater L.L.C., a Delaware limited liability company.

1.2                               8 Slater Loan: means the loan evidenced by the 8 Slater Note.

1.3                               8 Slater Loan Documents: means the 8 Slater Note, the 8 Slater Mortgage and each of the other instruments, certificates and documents evidencing and/or securing the 8 Slater Loan and executed and delivered by 8 Slater Borrower to Mortgagee in connection with the 8 Slater Loan, as any of the same may be amended, modified or supplemented from time to time.

1.4                               8 Slater Mortgage: means the Mortgage, Consolidation, Extension, Spreader and Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, dated as of the date hereof, made by 8 Slater Borrower in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.5                               8 Slater Note: means the Consolidated, Amended and Restated Promissory Note, dated as of the date hereof, made by 8 Slater Borrower in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.6                               8 Slater Property: means that certain real property located at 8 Slater Street, Port Chester, New York 10573, as more particularly described in the 8 Slater Mortgage.

1.7                               15 Executive Borrower: means Wu/LH 15 Executive L.L.C., a Delaware limited liability company.

1.8                               15 Executive Loan: means the loan evidenced by the 15 Executive Note.

1.9                               15 Executive Loan Documents: means the 15 Executive Note, the 15 Executive Mortgage and each of the other instruments, certificates and documents evidencing and/or securing the 15 Executive Loan and executed and delivered by 15 Executive Borrower to Mortgagee in connection with the 15 Executive Loan, as any of the same may be amended, modified or supplemented from time to time.

1.10                        15 Executive Mortgage: means the Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, made by 15 Executive Borrower in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.11                        15 Executive Note: means the Promissory Note, dated as of the date hereof, made by 15 Executive Borrower in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.12                        15 Executive Property: means that certain real property located at 15 Executive Boulevard, Orange, Connecticut 06477, as more particularly described in the 15 Executive Mortgage.

1.13                        22 Marsh Borrower: means Wu/LH 22 Marsh Hill L.L.C., a Delaware limited liability company.

1.14                        22 Marsh Loan: means the loan evidenced by the 22 Marsh Note.

1.15                        22 Marsh Loan Documents: means the 22 Marsh Note, the 22 Marsh Mortgage and each of the other instruments, certificates and documents evidencing and/or securing the 22 Marsh Loan and executed and delivered by 22 Marsh Borrower to Mortgagee in connection with the 22 Marsh Loan, as any of the same may be amended, modified or supplemented from time to time.

1.16                        22 Marsh Mortgage: means the Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, made by 22 Marsh Borrower in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.17                        22 Marsh Note: means the Promissory Note, dated as of the date hereof, made by 22 Marsh Borrower in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.18                        22 Marsh Property: means that certain real property located at 22 Marsh Hill Road, Orange, Connecticut 06477, as more particularly described in the 22 Marsh Mortgage.

1.19                        35 Executive Borrower: means Wu/LH 35 Executive L.L.C., a Delaware limited liability company.

1.20                        35 Executive Loan: means the loan evidenced by the 35 Executive Note.

1.21                        35 Executive Loan Documents: means the 35 Executive Note, the 35 Executive Mortgage and each of the other instruments, certificates and documents evidencing and/or securing the 35 Executive Loan and executed and delivered by 35 Executive Borrower to Mortgagee in connection with the 35 Executive Loan, as any of the same may be amended, modified or supplemented from time to time.

1.22                        35 Executive Mortgage: means the Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, made by 35 Executive Borrower in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.23                        35 Executive Note: means the Promissory Note, dated as of the date hereof, made by 35 Executive Borrower in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.24                        35 Executive Property: means that certain real property located at 35 Executive Boulevard, Orange, Connecticut 06477, as more particularly described in the 35 Executive Mortgage.

1.25                        100 William F/L Properties L.L.C.: 100 William F/L Properties L.L.C., a Delaware limited liability company.

1.26                        950 Bridgeport Borrower: means Wu/LH 950 Bridgeport L.L.C., a Delaware limited liability company.

1.27                        950 Bridgeport Loan: means the loan evidenced by the 950 Bridgeport Note.

1.28                        950 Bridgeport Loan Documents: means the 950 Bridgeport Note, the 950 Bridgeport Mortgage and each of the other instruments, certificates and documents evidencing and/or securing the 950 Bridgeport Loan and executed and delivered by 950 Bridgeport Borrower to Mortgagee in connection with the 950 Bridgeport Loan, as any of the same may be amended, modified or supplemented from time to time.

1.29                        950 Bridgeport Mortgage: means the Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, made by 950 Bridgeport Borrower in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.30                        950 Bridgeport Note: means the Promissory Note, dated as of the date hereof, made by 950 Bridgeport Borrower in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.31                        950 Bridgeport Property: means that certain real property located at 950 Bridgeport Avenue, Milford, Connecticut 06460, as more particularly described in the 950 Bridgeport Mortgage.

1.32                        Access Agreement: as defined in Section 1.45.

1.33                        Additional Borrowers: means, collectively, 8 Slater Borrower, 22 Marsh Borrower, 35 Executive Borrower, 15 Executive Borrower and 950 Bridgeport Borrower.

1.34                      Additional Loans: means, collectively, the 8 Slater Loan, the 22 Marsh Loan, the 35 Executive Loan, the 15 Executive Loan and the 950 Bridgeport Loan.

1.35                        Additional Loan Documents: means, collectively, the 8 Slater Loan Documents, the 22 Marsh Loan Documents, the 35 Executive Loan Documents, the 15 Executive Loan Documents and the 950 Bridgeport Loan Documents.

1.36                        Additional Notes: means, collectively, 8 Slater Note, the 22 Marsh Note, the 35 Executive Note, the 15 Executive Note and the 950 Bridgeport Note.

1.37                        Additional Properties: means, collectively, 8 Slater Property, the 15 Executive Property, the 35 Executive Property, the 22 Marsh Property, and the 950 Bridgeport Property.

1.38                        Affiliate: With respect to a specified Person, (a) a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the specified Person, (b) any Person who is an officer, director, partner, manager, employee, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner, manager or trustee, or with respect to which the specified Person serves in a similar capacity, (c) any Person who, directly or indirectly, has an ownership interest in the specified Person, (d) any Person (excluding any entities whose stock is publicly traded) in which the specified Person has an ownership interest, (e) the spouse, issue, sibling or parent of the specified Person, (f) any Guarantor, if the specified Person is another Guarantor, Mortgagor, Member, any Owner Person or any Additional Borrower, (g) Mortgagor, if the specified Person is any Guarantor, Member, any Owner Person or any Additional Borrower, (h) Member, if the specified Person is Mortgagor, any Guarantor, any Owner Person or any Additional Borrower, (i) any Owner Person, if the specified Person is any other Owner Person, Mortgagor, any Guarantor, Member or any Additional Borrower, (j) any Additional Borrower, if the specified Person is any other Additional Borrower, Mortgagor, any Guarantor, Member or any Owner Person, (k) and any Person that would constitute an Affiliate of any such Person described in subdivisions (a) through (j) above.

1.39                        Affiliate Guaranty: means that certain Affiliate Guaranty, made by each of the Borrowers in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.40                        Assignment of Leases: The Assignment of Leases and Rents of even date herewith executed by Mortgagor for the benefit of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.41                        Borrower: means, individually, any of the Borrowers.

1.42                        Borrowers: means, collectively, Mortgagor and the Additional Borrowers.

1.43                        Business Day: As defined in the Note.

1.44                      Cash Management Agreement: Means, that certain Cash Management Agreement among the Borrowers, Servicer and Mortgagee, dated as of the date hereof, as the same may be amended, modified or supplemented from time to time.

1.45                        Chattels: All goods, fixtures, inventory, equipment, building and other materials, supplies, and other tangible personal property of every nature (but excluding all chattels, “trade” fixtures and personal property of the tenants under Leases which do not become the property of Mortgagor under the Leases and all personal property leased by Mortgagor pursuant to equipment leases with third parties), whether now owned or hereafter acquired by Mortgagor, used, intended for use, or reasonably required in the construction, development or operation of the Property, together with all accessions thereto, replacements and substitutions therefor, and proceeds thereof.

1.46                        Collateral Assignment of Environmental Escrow Agreement: means that certain Collateral Assignment of Environmental Escrow Agreement between the Borrowers and Mortgagee, dated as of the date hereof, as the same may be amended, modified or supplemented from time to time.

1.47                        Control: The possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Person in question, whether through the ownership of voting securities, by contract or otherwise.

1.48                        Debt Service Coverage Ratio: The ratio, as reasonably determined by Mortgagee, of (i) Net Operating Income for the Property for the preceding twelve (12) calendar months, to (ii) the annual debt service payments due under the Loan Documents and on all other Indebtedness secured, or to be secured, by a lien on all or any part of the Property, where “Net Operating Income” shall mean all gross revenues generated by the Property (excluding loans or contributions to capital), less operating expenses (other than debt service payments due under the Loan Documents), as determined on a cash accounting basis, as of the date of such calculation for the period in question, adjusted, however, so that (A) operating expenses shall be deemed to include (1) a management fee equal to the greater of the actual management fee for the Property or four percent (4%) of gross revenues and (2) a tenant improvement, leasing commission, and capital improvement reserve equal to $0.75 per rentable square foot of office/industrial space per year, (B) payments of operating expenses, including property taxes and assessments and insurance expenses, are to be spread out over the period during which they accrued and shall be adjusted for any known future changes to any such expenses, (C) prepaid rents and other prepaid payments received are to be spread out over the periods during which such rents or payments are earned or applicable, (D) security deposits shall not be included as items of income until duly applied or earned, (E) gross revenue shall be based on a lease-in-place analysis which reflects then current Leases in place, as determined by Mortgagee, in its reasonable discretion, in accordance with its standard underwriting criteria, consistently applied, and excluding extraordinary, or one time items, and (F) any refunds or rebates to operating expenses are to be applied and credited against the applicable operating expenses for the period that such operating expenses were incurred. Debt Service Coverage Ratio shall be calculated on a cash flow basis, based on the historical three (3) month performance of the Property, annualized.

1.49                        Default: Any matter which, with the giving of notice, passage of time, or both, would constitute an Event of Default.

1.50                        Default Rate: Means the Default Rate specified in the Note.

1.51                        Environmental Escrow Agreement: means that certain Environmental Escrow Agreement, dated as of February 28, 2008, among Mortgagor, as successor-in-interest to Wu/Lighthouse 100 William L.L.C., as buyer, Baker-Properties Limited Partnership, as seller, Chicago Title Insurance Company, as escrow agent, and such other parties named in Schedule 1 attached thereto, a true, correct and complete copy of which has been delivered to Mortgagee and is attached to the Lease Certificate.

1.52                        Environmental Indemnity Agreement: The Environmental Indemnity Agreement of even date herewith made by the Borrowers and the Guarantors for the benefit of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.53                        ERISA: The Employee Retirement Income Security Act of 1974, as amended, together with all rules and regulations issued thereunder.

1.54                        Event of Default: As defined in Article 6.

1.55                        Guarantors: Collectively, (i) Paul Cooper, Jeffrey Ravetz and Louis Sheinker, and (ii) any replacement Guarantor pursuant to Section 4.32 hereof. Each such individual is referred to herein individually as “Guarantor”.

1.56                        Guaranty Agreement or Guaranty: The Guaranty Agreement executed by Guarantors for the benefit of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.57                        Indebtedness: As of the date of any determination thereof, (i) all indebtedness for borrowed money or purchase money financing, (ii) all indebtedness evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all payment obligations under any interest rate protection agreements and currency swaps and similar agreements, and (v) all other indebtedness (except for normal and customary amounts owed to trade creditors).

1.58                        Insurance Agreement: The Agreement Concerning Insurance Requirements of even date herewith executed by the Borrowers for the benefit of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.59                        Intangible Personalty: The right to use all trademarks and trade names and symbols or logos used in connection therewith, or any modifications or variations thereof, in connection with the operation of the improvements existing or to be constructed on the Property, together with all accounts, deposit accounts, letters of credit, investment properties, monies in the possession of Mortgagee (including without limitation proceeds from insurance, retainages and deposits for taxes and insurance), Permits, contract rights (including, without limitation, rights to receive insurance proceeds) and general intangibles (whether now owned or hereafter acquired, and including proceeds thereof) relating to or arising from Mortgagor’s ownership, use, operation, leasing or sale of all or any part of the Property, specifically including, but in no way limited to, any right which Mortgagor may have or acquire to transfer any development rights from the Property to other real property, and any development rights which may be so transferred (excluding, however, any intangible property owned by any tenant under any Lease).

1.60                        Lease Certificate: The Certificate Concerning Leases and Financial Condition of even date herewith made by Mortgagor to Mortgagee concerning, among other things, Leases.

1.61                        Leases: Any and all present and future leases, subleases and other agreements under the terms of which any person other than Mortgagor has or acquires any right to occupy or use the Property, or any part thereof, excluding utility and other easements that are Permitted Exceptions.

1.62                        Lighthouse 100 William II L.L.C.: Lighthouse 100 William II L.L.C., a Delaware limited liability company.

1.63                        Lighthouse 100 William Operating LLC: Lighthouse 100 William Operating LLC, a New York limited liability company.

1.64                        Loan: The loan evidenced by the Note and secured by this Mortgage.

1.65                        Loan Documents: The Note and all of the deeds of trust, mortgages and other instruments, certificates and documents securing the Note or executed and delivered in connection with the Note, including, without limitation, this Mortgage, the Environmental Indemnity Agreement, Assignment of Leases, the Guaranty Agreement, the Insurance Agreement, the Lease Certificate, the Organizational Certificate, the Reserve Agreements, the Subordination Agreement, the Cash Management Agreement, the Affiliate Guaranty, the Collateral Assignment of Environmental Escrow Agreement, the Post Closing Side Letter, and each other document executed or delivered in connection with the transaction pursuant to which the Note has been executed and delivered. The term “Loan Documents” also includes all modifications, extensions, renewals, supplements and replacements of each document referred to above.

1.66                        Loan-to-Value Ratio: The ratio, as determined by Mortgagee, of the aggregate principal balance of the Note and all other Indebtedness secured by liens or encumbrances against the Property to the fair market value of the Property, as such fair market value is determined by an M.A.I. appraisal satisfactory to Mortgagee (the “Appraisal”). Upon Mortgagee’s request, Mortgagor shall deliver the Appraisal to Mortgagee at Mortgagor’s sole cost and expense.

1.67                        Lockbox Bank: TD Bank, N.A.

1.68                        Manager: Lighthouse 100 William Operating LLC, a Delaware limited liability company.

1.69                        Member: Wu/Lighthouse Portfolio L.L.C., a Delaware limited liability Company.

1.70                        Mortgagee: The Mortgagee named in the introductory paragraph of this Mortgage, whose legal address is 1 SunAmerica Center, Century City, Los Angeles, California 90067-6022, together with any future holder of the Note.

1.71                        Mortgagor: The Mortgagor named in the introductory paragraph of this Mortgage, having a legal address at c/o Lighthouse Real Estate Management LLC, 60 Hempstead Avenue, Suite 718, West Hempstead, New York 11552, together with any future owner of the Property or any part thereof or interest therein.

1.72                        Mortgagor Control Persons: Shall mean (i) Mortgagor, (ii) Member, (iii) Guarantors, (iv) Lighthouse 100 William Operating LLC, (v) 100 William F/L Properties L.L.C., (vi) Paul Cooper, an individual, (vii) Jeffrey Ravetz, an individual, (viii) Louis Sheinker, an individual or (ix) any other Person that controls, directly or through one or more intermediaries, any of the Persons set forth in the preceding clause (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii), and any Person that is a managing member, manager, general partner or other owner of such controlling Person or intermediary. For the avoidance of doubt, as of the date of this Mortgage, the term “Mortgagor Control Persons” shall mean (i) Mortgagor, (ii) Member, (iii) Guarantors, (iv) Lighthouse 100 William Operating LLC, (v) 100 William F/L Properties L.L.C., (vi) Paul Cooper, an individual, (vii) Jeffrey Ravetz, an individual, and (viii) Louis Sheinker.

1.73                        Mortgagor Owner Persons: Shall mean (i) Mortgagor, (ii) Member, (iii) Guarantors, (iv) each of the Owner Persons, (v) any Person that is a Mortgagor Control Person or (vi) any other Person that owns, directly or through one or more intermediaries, any interest in any Person described in the preceding clauses (i), (ii), (iii), (iv), or (v). For the avoidance of doubt, as of the date of this Mortgage, the term “Mortgagor Owner Persons” shall mean (i) Mortgagor, (ii) Member, (iii) Guarantors and (iv) and each of the Owner Persons.

1.74                        Note: That certain Promissory Note of even date herewith from Mortgagor, payable to the order of Mortgagee in the principal face amount of $3,683,700.00, together with all amendments, modifications, supplements, renewals and extensions of such promissory note. All terms and provisions of the Note are incorporated by this reference in this Mortgage. A copy of the Note is attached hereto as Exhibit C.

1.75                        Organizational Certificate: The Certificate Concerning Governing Documents of even date herewith by Mortgagor for the benefit of Mortgagee.

1.76                        Owner Persons: Means, collectively, 100 William F/L Properties L.L.C., a Delaware limited liability company, Lighthouse 100 William II, L.L.C., a New York limited liability company, LH 100 II L.L.C., a Delaware limited liability company, Lighthouse 100 William Operating LLC, a New York limited liability company, Jeffrey Wu, an individual, the Guarantors, Jerome Cooper, an individual, and Sarah Ravetz, an individual.

1.77                        Permits: All permits, licenses, certificates, franchises and authorizations necessary or desirable for the beneficial development, ownership, use, occupancy, operation and maintenance of the Property and the conduct of the business of Mortgagor.

1.78                        Permitted Exceptions: The matters set forth in Exhibit B attached hereto.

1.79                        Person: means an individual, a corporation, an association, a joint stock company, a business trust, a partnership, a joint venture, a limited liability company, a real estate investment trust, an unincorporated organization, or a government or any agency or political subdivision thereof or any other entity.

1.80                        Post Closing Side Letter: means that certain Post Closing Side-Letter between the Borrowers and Mortgagee, dated as of the date hereof, as the same may be amended, modified or supplemented from time to time.

1.81                        Principals: As defined in Section 5.4(b).

1.82                        Property: means the tract or tracts of land described on Exhibit A attached hereto, together with the following:

(a)                                      All buildings, structures, and improvements now or hereafter located on such tract or tracts, as well as all rights-of-way, easements and other appurtenances thereto;

(b)                                      All of the right, title and interest of Mortgagor, if any in and to any land lying between the boundaries of such tract or tracts and the center line of any adjacent street, road, avenue, or alley, whether opened or proposed, and any tidelands or filled lands within the boundaries described on Exhibit A;

(c)                                       All of the right, title and interest of Mortgagor in and to all Leases;

(d)                                      All of the rents, income, receipts, revenues, issues and profits of and from such tract or tracts and from such buildings, structures and improvements (collectively, “Rent” or “Rents”);

(e)                                       All (i) water and water rights (whether decreed or undecreed, tributary, nontributary or not nontributary, surface or underground, or appropriated or unappropriated), (ii) ditches and ditch rights, (iii) spring and spring rights, (iv) reservoir and reservoir rights and (v) shares of stock in water, ditch and canal companies and all other evidence of such rights, which are now owned or hereafter acquired by Mortgagor and which are appurtenant to or which have been used in connection with such tract or tracts or buildings, structures and improvements;

(f)                                        All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above such tract or tracts;

(g)                                       All machinery, apparatus, equipment, fittings, fixtures (whether actually or constructively attached, and including all trade, domestic, and ornamental fixtures) (excluding any such items that are owned by tenants under Leases or that are leased by Mortgagor pursuant to equipment leases with third parties) now or hereafter located in, upon, or under such tract or tracts or such buildings, structures and improvements and used or usable in connection with any present or future operation thereof, including, but not limited to, all heating, air-conditioning, freezing, lighting, laundry, incinerating and power equipment, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, cooking, and communications apparatus, boilers, water heaters, ranges, furnaces, and burners, appliances, vacuum cleaning systems, elevators, escalators, shades, awnings, screens, storm doors and windows, stoves, refrigerators, attached cabinets, partitions, ducts and compressors, rugs and carpets, draperies and all additions thereto and replacements therefor (excluding, however, any of the foregoing to the extent owned by a tenant under a Lease for so long as the same do not become property of Mortgagor under such Lease);

(h)                                      All development rights associated with such tract or tracts, whether previously or subsequently transferred to such tract or tracts from other real property or now or hereafter susceptible of transfer from such tract or tracts to other real property;

(i)                                          All awards and payments, including interest thereon, resulting from the exercise of any right of eminent domain or any other public or private taking of, injury to, or decrease in the value of, any of such property;

(j)                                         All other and greater rights and interests of every nature in such tract or tracts and in the possession or use thereof and income therefrom, whether now owned or subsequently acquired by Mortgagor;

(k)                                      All right, title and interest of Mortgagor, if any, in the balance of the property interests associated with the property described on Exhibit A to the extent not already included in this definition of “Property”; and

(1)                                 All right, title and interest of Mortgagor, if any, in to or under any easement agreement, reciprocal easement agreement, access agreement, right or way agreement or similar agreement affecting the Property (any such agreement an “Access Agreement”)

(m)                             All proceeds of each and every of the foregoing.

1.83                        Recording Office: means the Town of Shelton Town Clerk.

1.84                        Reserve Agreements: Means, collectively, the Reserve Agreement (Initial TI Reserve), the Reserve Agreement (Ongoing TI Reserve) and the Reserve Agreement (Earnout Reserve).

1.85                        Reserve Agreement (Earnout Reserve): Means, that certain Reserve Agreement (Earnout Reserve) among the Borrowers, Servicer and Mortgagee, dated as of the date hereof, as the same may be amended, modified or supplemented from time to time.

1.86                        Reserve Agreement (Initial TI Reserve): Means, that certain Reserve Agreement (Initial TI Reserve) among the Borrowers, Servicer and Mortgagee, dated as of the date hereof, as the same may be amended, modified or supplemented from time to time.

1.87                        Reserve Agreement (Ongoing Reserve): Means, that certain Reserve Agreement (Ongoing Reserve) among the Borrowers, Servicer and Mortgagee, dated as of the date hereof, as the same may be amended, modified or supplemented from time to time.

1.88                        Required Tenants: Collectively, any tenant occupying in the aggregate with any Affiliate of such tenant, greater than 25,000 square feet of rentable space, including, without limitation, Inline Plastics Corp.

Each such tenant is referred to herein individually as a “Required Tenant”.

1.89                        Safe-Harbor Lease: As defined in Section 5.3(d).

1.90                        Secured Obligations: All present and future obligations of Mortgagor to Mortgagee evidenced by or contained in the Note, the Assignment of Leases, the Insurance Agreement, the Guaranty Agreement, the Environmental Indemnity Agreement, this Mortgage, the Reserve Agreements, the Subordination Agreement, Cash Management Agreement, Lease Certificate, Organizational Certificate, the Affiliate Guaranty, the Collateral Assignment of Environmental Escrow Agreement, the Post Closing Side Letter, the Additional Loan Documents and all other Loan Documents, whether stated in the form of promises, covenants, representations, warranties, conditions, or prohibitions or in any other form whether absolute or contingent, direct or indirect, joint, several or independent, now outstanding or owing or which may hereafter be existing or incurred, arising by operation of law or otherwise, due or to become due under the Loan Documents, or are in any way secured by the Property or any other collateral now or hereafter provided to Mortgagee as collateral for the Loan.

1.91                        Servicer: The servicer under the Cash Management Agreement.

1.92                        Single-Purpose Entity: means a Person, other than an individual, which (a) is formed or organized solely for the purpose of holding, directly, an ownership interest in the Property, or any portion thereof, or an ownership interest in another Person that holds, directly or indirectly, an ownership interest in the Property, or any portion thereof, (b) does not engage in any business other than the ownership, management and operation of the Property or any portion thereof or of any such other Person described in clause (a) above, (c) does not have any (i) assets other than those related to its interest in the Property or any portion thereof or of any such other Person described in clause (a) above or (ii) Indebtedness other than as expressly permitted by this Mortgage, (d) does not guarantee or otherwise become liable on or in connection with any obligation of any other Person, (e) does not enter into any contract or agreement with any stockholder, partner, principal, member or Affiliate of such Person or any Affiliate of any such stockholder, partner, principal, member or Affiliate except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s length basis with third parties other than an Affiliate, (f) does not incur, create or assume any Indebtedness (except as may be expressly permitted pursuant to this Mortgage, (g) does not make any loans or advances to any other Person (including, without limitation, any Affiliate), (h) does not become insolvent or fail to pay its debts from its assets as the same shall become due, (i) does not fail to conduct and operate its business in all material respects as presently conducted and operated, (j) does not fail to maintain its books and records and bank accounts separately from those of its Affiliates, including, without limitation, its general partners or members, as may be applicable, (k) does not fail at all times to hold itself out to the public as a legal entity separate and apart from any other Person (including, without limitation, any affiliate (including, without limitation, any stockholder, partner, member, trustee, beneficiary, or other owner of Mortgagor or any Affiliate of any such stockholder, partner, member, trustee, beneficiary, or other owner)), (1) does not fail to file its own tax returns, (m) does not fail to maintain adequate capital for its normal obligations, reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, (n) does not fail to maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person, (o) does not hold itself out to be responsible for the Indebtedness of any other Person, (p) is subject to and complies with all of the limitations on powers set forth in the organizational documentation (and if a partnership, that of each general partner, and if a limited liability company, that of the managing member (or if there is no managing member, the members)) as in effect on the date hereof, (q) holds all of its assets in its own name, (r) utilizes its own letterhead, invoices and checks, (s) holds title to its interest in the Property in the name of Mortgagor, (t) allocates fairly and reasonably any overhead expenses that are shared with any affiliate including, without limitation, paying for office space and services performed by any employee of any Affiliate, (u) does not pledge its assets for the benefit of any other Person and (v) corrects any known misunderstandings regarding its separate identity.

1.93                        SNDA: Any Subordination, Non-Disturbance and Attornment Agreement entered into in accordance with Section 4.13 hereof.

1.94                        Subordination Agreement: Any Subordination of Management Agreement entered into in accordance with Section 4.23 hereof.

1.95                        Trigger Event Debt Service Coverage Ratio: means the ratio, as reasonably determined by Mortgagee, of (i) Net Operating Income for the Property and the Additional Properties for the preceding twelve (12) calendar months, to (ii) the annual debt service payments due under the Loan Documents and the Additional Loan Documents and on all other Indebtedness secured, or to be secured, by a lien on all or any part of the Property and the Additional Properties, where “Net Operating Income” shall mean all gross revenues generated by the Property and the Additional Properties (excluding loans or contributions to capital), less operating expenses (other than debt service payments due under the Loan Documents and the Additional Loan Documents), as determined on a cash accounting basis, as of the date of such calculation for the period in question, adjusted, however, so that (A) operating expenses shall be deemed to include (1) a management fee equal to the greater of the actual management fee for the Property and the Additional Properties or four percent (4%) of gross revenues and (2) a tenant improvement, leasing commission, and capital improvement reserve equal to $0.75 per rentable square foot of office/industrial space per year, (B) payments of operating expenses, including property taxes and assessments and insurance expenses, are to be spread out over the period during which they accrued and shall be adjusted for any known future changes to any such expenses, (C) prepaid rents and other prepaid payments received are to be spread out over the periods during which such rents or payments are earned or applicable, (D) security deposits shall not be included as items of income until duly applied or earned, (E) gross revenue shall be based on a lease-in-place analysis which reflects then current Leases in place at Property and the Additional Properties, as determined by Mortgagee, in its reasonable discretion, in accordance with its standard underwriting criteria, consistently applied, and excluding extraordinary, or one time items, and (F) any refunds or rebates to operating expenses are to be applied and credited against the applicable operating expenses for the period that such operating expenses were incurred. Trigger Event Debt Service Coverage Ratio shall be calculated on a cash flow basis, based on the historical three (3) month performance of Property and the Additional Properties, annualized.

ARTICLE 2

GRANTING CLAUSE

2.1                               Grant to Mortgagee. As security for the Secured Obligations, Mortgagor hereby grants, bargains, sells, conveys, mortgages, and warrants unto Mortgagee, the entire right, title, interest and estate of Mortgagor in and to the Property, whether now owned or hereafter acquired; TO HAVE AND TO HOLD the same, together with all and singular the rights, hereditaments, and appurtenances in anywise appertaining or belonging thereto, unto Mortgagee and Mortgagee’s successors, substitutes and assigns forever.

2.2                               Security Interest to Mortgagee. As additional security for the Secured Obligations, Mortgagor hereby grants to Mortgagee a security interest in the Property, Chattels and Intangible Personalty. To the extent any of the Property, Chattels or the Intangible Personalty may be or have been acquired with funds advanced by Mortgagee under the Loan Documents, this security interest is a purchase money security interest. This Mortgage constitutes a Security Agreement under the Uniform Commercial Code of the state in which the Property is located (the “Code”) with respect to any part of the Property, Chattels and Intangible Personalty that may or might now or hereafter be or be deemed to be personal property, fixtures or property other than real estate (all collectively hereinafter called “Collateral”); all of the terms, provisions, conditions and agreements contained in this Mortgage pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Property, and the following provisions of this Section shall not limit the generality or applicability of any other provisions of this Mortgage, but shall be in addition thereto:

(a)                                      The Collateral shall be used by Mortgagor solely for business purposes, and all Collateral (other than the Intangible Personalty) shall be installed upon the real estate comprising part of the Property for Mortgagor’s own use or as the fixtures, equipment and furnishings furnished by Mortgagor, as landlord, to tenants of the Property;

(b)                                      The Collateral (other than the Intangible Personalty) shall be kept at the real estate comprising a part of the Property, and shall not be removed therefrom without the consent of Mortgagee (being the Secured Party as that term is used in the Code), and the Collateral (other than the Intangible Personalty) may be affixed to such real estate, but shall not be affixed to any other real estate;

(c)                                       No financing statement covering any of the Collateral or any proceeds thereof is on file in any public office, and Mortgagor will, at its cost and expense, upon demand, furnish to Mortgagee such further information and will execute and deliver to Mortgagee such financing statements and other documents in form satisfactory to Mortgagee and will do all such acts and things as Mortgagee may at any time or from time to time reasonably request or as may be necessary or appropriate to establish and maintain a perfected first-priority security interest in the Collateral as security for the Secured Obligations, subject to no adverse liens or encumbrances other than the Permitted Exceptions. Mortgagor will pay the cost of filing the same or filing or recording such financing statements or other documents and this instrument in all public offices wherever filing or recording is deemed by Mortgagee to be necessary or desirable;

(d)                                      The terms and provisions contained in this Section and in Section 7.6 of this Mortgage shall, unless the context otherwise requires, have the meanings and be construed as provided in the Code; and

(e)                                       This Mortgage constitutes a financing statement under the Code with respect to the Collateral. As such, this Mortgage covers all items of the Collateral that are or are to become fixtures. The filing of this Mortgage in the real estate records of the county where the Property is located shall constitute a fixture filing in accordance with the Code. Information concerning the security interests created hereby may be obtained at the addresses set forth in Article 1 of this Mortgage. Mortgagor is the “Debtor” and Mortgagee is the “Secured Party” (as those terms are defined and used in the Code) insofar as this Mortgage constitutes a financing statement.

ARTICLE 3

MORTGAGOR’S REPRESENTATIONS AND WARRANTIES

3.1                               Warranty of Title. Mortgagor represents and warrants to Mortgagee that:

(a)                                      Mortgagor owns and holds good, marketable and indefeasible fee simple title to the Property, and such fee simple title is free and clear of all liens, encumbrances, security interests and other claims whatsoever, subject only to the Permitted Exceptions;

(b)                                      Mortgagor is the sole and absolute owner of the Chattels and the Intangible Personalty, free and clear of all liens, encumbrances, security interests and other claims whatsoever, subject only to the Permitted Exceptions;

(c)                                       This Mortgage is a valid and enforceable first lien and security interest on the Property, Chattels and Intangible Personalty, subject only to the Permitted Exceptions; and

(d)                                      Mortgagor, for itself and its successors and assigns, hereby agrees to warrant and forever defend, all and singular of the property and property interests granted and conveyed pursuant to this Mortgage, against every person whomsoever lawfully claiming, or to claim, the same or any part thereof.

(e)                                       The representations, warranties and covenants contained in this Section shall survive foreclosure of this Mortgage, and shall inure to the benefit of and be enforceable by any person who may acquire title to the Property, the Chattels or the Intangible Personalty pursuant to any such foreclosure.

3.2                               Due Authorization. If Mortgagor is other than a natural person, then each individual who executes this document on behalf of Mortgagor represents and warrants to Mortgagee that such execution has been duly authorized by all necessary corporate, partnership, limited liability company or other action on the part of Mortgagor. Mortgagor represents that Mortgagor has obtained all consents and approvals required in connection with the execution, delivery and performance of this Mortgage and all other Loan Documents.

3.3                               Other Representations and Warranties. Mortgagor represents and warrants to Mortgagee as follows:

(a)                                      Mortgagor is (i) a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) duly organized, validly existing and in good standing under the laws of the State of Connecticut, (iii) the sole owner of the Property, (iv) owned solely by Member, (v) managed solely by Manager and (vi) a Single Purpose Entity.

(b)                                      Member is (i) a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) duly organized, validly existing and in good standing under the laws of the State of New York, (iii) owned solely by 100 William F/L Properties L.L.C. and (iv) managed by Manager.

(c)                                       100 William F/L Properties L.L.C. is (i) a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) owned 95% by Lighthouse 100 William II, L.L.C. and 5% by LH 100 II L.L.C. and (iii) managed by Manager.

(d)                                      Lighthouse 100 William II, L.L.C. is (i) a New York limited liability company, duly organized, validly existing and in good standing under the laws of the State of New York, (ii) owned 80% by Jeffrey Wu, an individual, and 20% by Lighthouse 100 William Operating LLC and (iii) managed by the Guarantors.

(e)                                       Manager is (i) a New York limited liability company, duly organized, validly existing and in good standing under the laws of the State of New York, and (ii) managed and controlled by the Guarantors.

(f)                                        The execution, delivery and performance by the Mortgagor Control Persons of the Loan Documents to which they are a party are within the power and authority of each such Mortgagor Control Person and have been duly authorized by all necessary action and will not violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, operating agreement or other organizational documents of any such Mortgagor Control Person, all such documents (as applicable), in form and substance satisfactory to Mortgagee, having been provided to Mortgagee at least ten (10) days prior to the scheduled closing of the Loan.

(g)                                       This Mortgage and the other Loan Documents to which Mortgagor Control Persons are a party will, when delivered hereunder, be valid and binding obligations of each such Mortgagor Control Person enforceable against each such Mortgagor Control Person in accordance with their respective terms, except as limited by equitable principles and bankruptcy, insolvency and similar laws affecting creditors’ rights.

(h)                                      The execution, delivery and performance by the Mortgagor Control Persons of the Loan Documents to which they are a party will not contravene any contractual or other restriction binding on or affecting such Mortgagor Control Persons and will not result in or require the creation of any lien, security interest, other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its or their respective properties.

(i)                                          The execution, delivery and performance by the Mortgagor Control Persons of the Loan Documents to which they are a party does not contravene any applicable law or regulation.

(j)                                         No authorization, approval, consent or other action by, and no notice to or filing with, any court, governmental authority or regulatory body is required for the due execution, delivery and performance by the Mortgagor Control Persons of any of the Loan Documents or the effectiveness of any assignment of Mortgagor’s rights and interests of any kind to Mortgagee.

(k)                                      No part of the Property, Chattels or Intangible Personalty is in the hands of a receiver, no application for a receiver is pending with respect to any portion of the Property, Chattels or Intangible Personalty, and no part of the Property, Chattels or Intangible Personalty is subject to any foreclosure or similar proceeding.

(1)                                 None of the Mortgagor Control Persons has made any assignment for the benefit of creditors, nor has any of the Mortgagor Control Persons filed, or had filed against it, any petition in bankruptcy.

(m)                                  Except as disclosed in the litigation searches delivered to Mortgagee by Mortgagor, there is no pending or, to the best of Mortgagor’s knowledge, threatened, litigation, action, proceeding or investigation, including, without limitation, any condemnation proceeding, against any of the Mortgagor Control Persons or the Property before any court, governmental or quasi-governmental, arbitrator or other authority.

(n)                                      Mortgagor is a “non-foreign person” within the meaning of Sections 1445 and 7701 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(o)                                      Access to and egress from the Property is available and provided by public streets, and Mortgagor has no knowledge of any federal, state, county, municipal or other governmental plans to change the highway or road system in the vicinity of the Property or to restrict or change access from any such public street, highway or road to the Property.

(p)                                      All public utility services necessary for the operation of all improvements constituting part of the Property for their intended purposes are available at the boundaries of the land constituting part of the Property, including, but not limited to, water supply, storm and sanitary sewer facilities, natural gas, electric, telephone facilities, cable television facilities and high speed Internet access facilities.

(q)                                      the Property (i) is located in zoning districts designated IA-2 by the Town of Shelton, Connecticut; and (ii) complies in all material respects with all applicable zoning ordinances, regulations, requirements, conditions and restrictions, including, but not limited, to deed restrictions and restrictive covenants, applicable to the Property.

(r)                                         (i) except as set forth in the Title Commitment, there are no special or other assessments for public improvements or otherwise now affecting the Property, nor does Mortgagor know of any pending or threatened special assessments affecting the Property or any contemplated improvements affecting the Property that may result in special assessments; (ii) there are no tax abatements or exceptions affecting the Property and (iii) to the actual knowledge and belief, after due inquiry, of Mortgagor, there are no license fees or similar charges required in respect to any filled land or in respect of any tideland or bodies of water.

(s)                                             Each of the Mortgagor Control Persons filed or has obtained extensions to file all tax returns which are required to be filed by it, and has paid all taxes as shown on such returns or on any assessment received pertaining to the Property.

(t)                                              Mortgagor has not received (i) any written notice from any governmental body having jurisdiction over the Property as to any violation of any applicable law, except as disclosed in Title Commitment No. 22-10-2205(1) issued by Goldman Gruder & Woods, LLC, as agent for Fidelity National Title Insurance Company (the “Title Commitment”), or (ii) any written notice from any insurance company or inspection or rating bureau setting forth any requirements as a condition to the continuation of any insurance coverage on or with respect to the Property or the continuation thereof at premium rates existing at present, which, in either case, has not been remedied or satisfied.

(u)                                           None of the Mortgagor Control Persons is in default, in any manner which would adversely affect in any material respect its properties, assets, operations or condition (financial or otherwise), in the performance, observance or fulfillment of any of the obligations, covenants or conditions set forth in any agreement or instrument to which it is a party or by which it or any of its properties, assets or revenues are bound.

(v)                                           Except as set forth in the Lease Certificate, there are no occupancy rights (written or oral), Leases or tenancies presently affecting any part of any of the Property. The Lease Certificate contains a true and correct description of all Leases presently affecting the Property, in all material respects. No written or oral agreements or understandings exist between Mortgagor and the tenants under the Leases described in the Lease Certificate that grant such tenants any rights greater than those described in the Lease Certificate or that are in any way inconsistent with the rights described in the Lease Certificate.

(w)                                         There are no purchase options, purchase contracts or other similar purchase or sale agreements of any type (written or oral) presently affecting any part of the Property.

(x)                                           There exists no brokerage agreement with respect to any part of the Property, except to the extent disclosed in the Lease Certificate.

(y)                                           Except as otherwise disclosed to Mortgagee in the Lease Certificate, (i) there are no contracts (other than Leases) presently affecting the Property (“Contracts”) having a term in excess of one hundred eighty (180) days or not terminable by Mortgagor (without penalty) on thirty (30) days’ notice, (ii) Mortgagor has heretofore delivered to Mortgagee true and correct copies of each of the Contracts together with all amendments thereto, (iii) Mortgagor is not in default beyond any applicable notice and/or cure period of any obligations under any of the Contracts and (iv) the Contracts represent the complete agreement between Mortgagor and such other parties as to the services to be performed or materials to be provided thereunder and the compensation to be paid for such services or materials, as applicable, and except as otherwise disclosed herein, such other parties possess no unsatisfied claims against Mortgagor.

(z)                                  Mortgagor has obtained all Permits necessary for the operation, use, ownership, development, occupancy and maintenance of the Property as a full service warehouse and office building. None of the Permits have been suspended or revoked, and all of the Permits are in full force and effect, are fully paid for, and Mortgagor has made or will make application for renewals of any of the Permits prior to the expiration thereof.

(aa)                          All insurance policies held by Mortgagor relating to or affecting the Property are in full force and effect and shall remain in full force and effect until all Secured Obligations are satisfied. Mortgagor has not received any written notice of default or notice terminating or threatening to terminate any such insurance policies. Mortgagor has made or will make application for renewals of any of such insurance policies prior to the expiration thereof.

(bb)                          Mortgagor currently complies with ERISA. Neither the making of the loan evidenced by the Note and secured by this Mortgage nor the exercise by Mortgagee of any of its rights under the Loan Documents constitutes or will constitute a non-exempt, prohibited transaction under ERISA.

(cc)                            The Access Agreements, if any, are in full force and effect and there are no defaults thereunder by Mortgagor or, to Mortgagor’s actual knowledge, after due inquiry, any other party and no conditions which with the passage of time and/or notice would constitute defaults thereunder.

3.4                               Continuing Effect. Mortgagor shall be liable to Mortgagee for any damage suffered by Mortgagee if any of the foregoing representations are inaccurate as of the date hereof, regardless of when such inaccuracy may be discovered by, or result in harm to, Mortgagee. Mortgagor further represents and warrants that the foregoing representations and warranties, as well as all other representations and warranties of Mortgagor to Mortgagee relative to the Loan Documents, shall remain true and correct during the term of the Note and shall survive termination of this Mortgage.

ARTICLE 4

MORTGAGOR’S AFFIRMATIVE COVENANTS

4.1                               Payment of Note. Mortgagor shall pay all principal, interest and other sums payable under the Note or the other Loan Documents on the date when such payments are due, without notice or demand.

4.2                               Performance of Other Obligations. Mortgagor shall promptly perform and comply with all other covenants, conditions and prohibitions required of Mortgagor by the terms of the Loan Documents.

4.3                               Other Encumbrances. Mortgagor shall promptly perform and comply, in all material respects, with all covenants, conditions and prohibitions required of Mortgagor in connection with any Access Agreement and any other encumbrance affecting the Property, the Chattels or the Intangible Personalty, or any part thereof, or any interest therein, regardless of whether such other encumbrance is superior or subordinate to the lien hereof.

4.4                               Payment of Taxes.

(a)                                      Property Taxes. Unless Mortgagor is depositing money into escrow pursuant to Section 4.4(b), Mortgagor shall (i) pay, before delinquency and before the imposition of any penalty or interest, all taxes and assessments, general or special, which may be levied or imposed at any time against Mortgagor’s interest and estate in the Property, the Chattels or the Intangible Personalty, and (ii) within ten (10) days after each payment of any such tax or assessment, Mortgagor will deliver to Mortgagee, without notice or demand, an official receipt for such payment. Unless Taxes are being paid by Mortgagee, Mortgagor shall provide Mortgagee with reasonably satisfactory evidence of the payment of all such taxes and assessments, general or special, which may be levied or imposed at any time against Mortgagor’s interest and estate in the Property, the Chattels or the Intangible Personalty within ten (10) days following any such payment.

(b)                                      Deposit for Taxes. On the date hereof, Mortgagor shall deposit with Mortgagee an amount equal to 1/12th of the amount which Mortgagee estimates will be required to make the next annual payment of taxes, assessments and similar governmental charges referred to in this Section, multiplied by the number of whole or partial months that have elapsed since the date one month prior to the most recent due date for such taxes, assessments and similar governmental charges. Thereafter, with each monthly payment under the Note, Mortgagor shall deposit with Mortgagee an amount equal to 1/12th of the amount which Mortgagee estimates will be required to pay the next annual payment of taxes, assessments and similar governmental charges referred to in this Section. The purpose of these provisions is to provide Mortgagee with sufficient funds on hand to pay all such taxes, assessments and other governmental charges thirty (30) days before the date on which they become past due. If Mortgagee, in its sole discretion, determines that the funds escrowed hereunder are, or will be, insufficient, Mortgagor shall upon demand pay such additional sums as Mortgagee shall determine necessary and shall pay any increased monthly charges requested by Mortgagee. Provided no Event of Default exists hereunder, Mortgagee will apply the amounts so deposited to the payment of such taxes, assessments and other charges when due, but in no event will Mortgagee be liable for any interest on any amount so deposited, and any amount so deposited may be held and commingled with Mortgagee’s own funds.

(c)                                       Intangible Taxes. If by reason of any statutory or constitutional amendment or judicial decision adopted or rendered after the date hereof, any tax, assessment or similar charge is imposed against the Note, Mortgagee, or any interest of Mortgagee in any real or personal property encumbered hereby, Mortgagor will pay such tax, assessment or other charge before delinquency and will indemnify Mortgagee against all loss, expense or diminution of income in connection therewith. In the event Mortgagor is unable to do so, either for economic reasons or because the legal provisions or decisions creating such tax, assessment or charge forbid Mortgagor from doing so, then the Note will, at Mortgagee’s option, become due and payable in full upon thirty (30) days’ notice to Mortgagor.

(d)                            Right to Contest. Notwithstanding any other provision of this Section, Mortgagor will not be deemed to be in default solely by reason of Mortgagor’s failure to pay any tax, assessment or similar governmental charge so long as, in Mortgagee’s judgment, each of the following conditions is satisfied:

(i)                                Mortgagor is engaged in and diligently pursuing in good faith administrative or judicial proceedings appropriate to contest the validity or amount of such tax, assessment or charge;

(ii)                             Mortgagor’s payment of such tax, assessment or charge would necessarily and materially prejudice Mortgagor’s prospects for success in such proceedings;

(iii)                          Nonpayment of such tax, assessment, or charge will not result in the loss or forfeiture of any property encumbered hereby or any interest of Mortgagee therein; and

(iv)                         Mortgagor deposits with Mortgagee, as security for such payment which may ultimately be required, a sum equal to the amount of the disputed tax, assessment or charge plus the interest, penalties, advertising charges and other costs which Mortgagee estimates are likely to become payable if Mortgagor’s contest is unsuccessful. For the avoidance of doubt, the funds required to be deposited with Mortgagee under this paragraph (iv) shall be in addition to all taxes, assessments and other governmental charges that are not being contested and that are subject to the deposit provisions of Section 4.4(b) hereof.

If Mortgagee determines that any one or more of such conditions is not satisfied or is no longer satisfied, Mortgagor will pay the tax, assessment or charge in question, together with any interest and penalties thereon, within ten (10) days after Mortgagee gives notice of such determination.

4.5                               Maintenance of Insurance.

(a)                                 Coverages Required. Mortgagor shall maintain or cause to be maintained, with financially sound and reputable insurance companies or associations satisfactory to Mortgagee, all insurance required under the terms of the Insurance Agreement, and shall comply with each and every covenant and agreement contained in such Insurance Agreement. Mortgagor shall provide Mortgagee with reasonably satisfactory evidence of the payment of the premiums of all such insurance within five (5) business days following the any such payment.

(b)                                 Renewal Policies. Not less than thirty (30) days prior to the expiration date of each insurance policy required pursuant to the Insurance Agreement, Mortgagor will deliver to Mortgagee either an appropriate renewal policy (or a certified copy thereof), together with evidence satisfactory to Mortgagee that the applicable premium has been prepaid.

(c)                                  Deposit for Premiums. If an Event of Default exists or if Mortgagor shall fail to provide Mortgagee with evidence of insurance as and when required under this Mortgage and the Insurance Agreement, Mortgagor shall deposit with Mortgagee an amount equal to 1/12th of the amount which Mortgagee estimates will be required to make the next annual payments of the premiums for the policies of insurance referred to in this Section, multiplied by the number of whole and partial months which have elapsed since the date one month prior to the most recent policy anniversary date for each such policy.

Thereafter, with each monthly payment under the Note, Mortgagor will deposit an amount equal to 1/12th of the amount which Mortgagee estimates will be required to pay the next required annual premium for each insurance policy referred to in this Section. The purpose of these provisions is to provide Mortgagee with sufficient funds on hand to pay all such premiums thirty (30) days before the date on which they become past due. If Mortgagee, in its sole discretion, determines that the funds escrowed hereunder are, or will be, insufficient, Mortgagor shall upon demand, pay such additional sums as Mortgagee shall determine as necessary and shall pay any increased monthly charges requested by Mortgagee. Provided no Event of Default exists hereunder, Mortgagee will apply the amounts so deposited to the payment of such insurance premiums when due, but in no event will Mortgagee be liable for any interest on any amounts so deposited, and the money so received may be held and commingled with Mortgagee’s own funds.

(d)                                 Application of Hazard Insurance Proceeds. Mortgagor shall after learning thereof promptly notify Mortgagee of any damage or casualty to all or any portion of the Property or Chattels. Mortgagee may participate in all negotiations and appear and participate in all judicial or arbitration proceedings concerning any insurance proceeds which may be payable as a result of such casualty or damage, and may, in Mortgagee’s sole discretion, compromise or settle, in the names of both Mortgagor and Mortgagee, any claim for any such insurance proceeds; provided, however, that in any event any such compromise or settlement shall be subject to the prior consent of Mortgagee, which may be granted or withheld in Mortgagee’s discretion. Any such insurance proceeds shall be paid directly to Mortgagee and shall be applied first to reimburse Mortgagee for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, actually incurred by Mortgagee in connection with the ascertainment and collection of such insurance proceeds. The balance, if any, of any insurance proceeds received by Mortgagee with respect to an insured damage or casualty shall, in Mortgagee’s sole discretion, either (i) be retained and applied by Mortgagee toward payment of the Secured Obligations, in such order and manner as Mortgagee deems appropriate, or (ii) be paid over, in whole or in part and subject to such conditions as Mortgagee may impose, to Mortgagor to pay for repairs or replacements necessitated by the damage or casualty; provided, however, that if all of the Secured Obligations have been performed or are discharged by the application of less than all of such insurance proceeds, then any remaining proceeds will be paid over to Mortgagor.

Notwithstanding the foregoing provisions of this Section 4.5(d), Mortgagee shall make any such insurance proceeds available to Mortgagor for restoration of the Property, provided, and on the following conditions: (A) no Default or Event of Default shall have occurred and be continuing, (B) Mortgagor demonstrates to the reasonable satisfaction of Mortgagee that Mortgagor has the financial ability to pay all principal and interest required under the Note, and perform all of the other Secured Obligations, during the restoration of the Property from the proceeds of rent loss or business interruption insurance or otherwise, (C) the damage or casualty occurs prior to the last six (6) months of the term of the Loan and the restoration is capable of being completed prior to the stated maturity date of the Loan, (D) all insurance proceeds and other funds provided by Mortgagor for the restoration are released under escrow and construction funding arrangements reasonably satisfactory to Mortgagee, (E) the repair or restoration will return the Property to substantially the same size, design and utility as existed immediately prior to the damage or casualty, (F) in the event the proceeds of insurance are insufficient to pay by themselves for the restoration (as determined in good faith by Mortgagee), Mortgagor shall, prior to the commencement of any restoration work, deposit with Mortgagee within fifteen (15) days after the date on which the proceeds of insurance are received by Mortgagee such additional funds as in the good faith opinion of Mortgagee are necessary to complete the restoration; (G) Mortgagor undertakes and covenants and agrees (in writing) with Mortgagee to fund any and all deficiencies within fifteen (15) days after being notified in writing thereof and prior to the distribution of any further insurance proceeds, so that at all times the funds held by Mortgagee and remaining to be disbursed for purposes of the restoration shall be sufficient to complete the work; (H) the annual income from the Leases that are in existence as of the date hereof or executed in accordance with the provisions of this Mortgage and that will survive the restoration or repair of the Property produce a Debt Service Coverage Ratio of not less than 1.2 to 1.0, and Mortgagor demonstrates to Mortgagee’s reasonable satisfaction that Mortgagor will be able to attain Debt Service Coverage Ratio of at least 1.2 to 1.0 from Leases that are in existence as of the date hereof or executed in accordance with the provisions of this Mortgage within six (6) months after completion of the restoration; and (I) if any site plan amendment, variance, special use permit or other similar special approval or consent is required from any government authority or any other Person for such repair or restoration, Mortgagor shall obtain and deliver to Mortgagee such site plan amendment, variance, special use permit or other similar special approval or consent within one hundred eighty (180) days following such casualty or damage (but such one hundred eighty (180) day time period shall in all respects be subject to the foregoing provisions of this Section 4.5(d) and shall not extend or otherwise modify any time periods in such foregoing provisions). Mortgagee may, prior to the application of insurance proceeds, commingle them with Mortgagee’s own funds and otherwise act with regard to such proceeds as Mortgagee may determine in Mortgagee’s sole discretion. If Mortgagee applies the insurance proceeds to the Secured Obligations due to the failure of the conditions under clause (H) of this Section 4.5(d) to be satisfied, then Mortgagor may, upon written notice delivered to Mortgagee within thirty (30) days following such application of the insurance proceeds to the Secured Obligations, elect to prepay the full principal amount of the Loan and all other amounts due under the Loan Documents, together with all accrued but unpaid interest thereon, and all other Secured Obligations, without any prepayment premium or penalty, such prepayment to be made within one-hundred eighty (180) days following such application of the insurance proceeds; provided, however, that Mortgagor continues to pay and fulfill all of Mortgagor’s obligations under this Note, the Mortgage and the other Loan Documents up to and including the date of such full prepayment. Notwithstanding the foregoing provisions of this Section 4.5, in the event the insurance proceeds are less than $250,000 and there does not exist any Default or Event of Default, then (i) Mortgagor may compromise or settle the claim for such proceeds, (ii) the proceeds shall be paid directly to Mortgagor and (iii) Mortgagor shall undertake and complete the repair or restoration of the Property so as to return the Property to substantially the same size, design and utility as existed immediately prior to the damage or casualty and shall fund any deficiency in the event such proceeds are insufficient to complete such repair or restoration.

(e)                                  Successor’s Rights. Any person who acquires title to the Property or the Chattels upon foreclosure hereunder will succeed to Mortgagor’s rights under all policies of insurance maintained pursuant to this Section.

4.6                               Maintenance and Repair of the Property and Chattels; Contracts. Mortgagor shall at all times maintain the Property and the Chattels in good condition and repair, will diligently prosecute the completion of any building or other improvement which is at any time in the process of construction on the Property, and will promptly repair, restore, replace, or rebuild any part of the Property or the Chattels which may be affected by any casualty or any public or private taking or injury to the Property or the Chattels. All costs and expenses arising out of the foregoing shall be paid by Mortgagor whether or not the proceeds of any insurance or eminent domain shall be sufficient therefor. Mortgagor shall maintain access to and egress from the Property by public streets. Subject to the provisions of Section 4.15(b), Mortgagor will comply with (or cause compliance with) all statutes, ordinances, and other governmental or quasi-governmental requirements and private covenants relating to the ownership, construction, use, or operation of the Property, including but not limited to, any zoning requirements, any environmental or ecological requirements and any requirements regarding access for persons with disabilities. Mortgagee and any Person authorized by Mortgagee may upon prior notice to Mortgagor enter and inspect the Property at all reasonable times, and may inspect the Chattels, wherever located, at all reasonable times. Mortgagor shall take all actions necessary or required under the Leases to effect the provisions of the immediately preceding sentence. Mortgagor shall maintain all public utility services (including, without limitation, water supply, storm and sanitary sewer facilities, and natural gas, electric, telephone, cable television and high speed Internet access facilities) necessary for the operation of the Property (including, without limitation, improvements constituting part of the Property) for its intended purposes, and, without limiting such maintenance requirement, shall maintain such services at the boundaries of the land constituting part of the Property. Mortgagor shall comply (or cause compliance with) with all requirements of any insurance company or inspection or rating bureau in respect of the Property, including, without limitation, any requirements for the continuation of any insurance coverage or the continuation thereof at premium rates. Mortgagor shall timely pay and perform in all material respects each of its obligations under or in connection with the Contracts. Mortgagor shall not, without Mortgagee’s consent, enter into any Contract that has a term in excess of one hundred eighty (180) days unless such Contract is terminable by Mortgagor (without penalty) on thirty (30) days’ notice, except for any Contract disclosed in the Lease Certificate. Mortgagor and none of the Mortgagor Control Persons shall enter into any contract or agreement that contravenes any of the Loan Documents or which provides or has the effect that the performance of the Loan Documents constitutes a default under such contract or agreement or results in the creation of any lien, security interest, other charge or encumbrance upon or with respect to its properties. Mortgagor shall perform, observe and fulfill, in all material respects, and shall cause Guarantors to perform, observe and fulfill, in all material respects, all of the obligations, covenants and conditions set forth in any agreement or instrument to which Mortgagor or Guarantors, as the case may be, or any of the properties, assets or revenues of Mortgagor or Guarantors, as the case may be, are bound, if the failure to perform, observe or fulfill any such obligation, covenant or condition would materially and adversely affect the properties, assets, operations or condition (financial or otherwise) of Mortgagor or Guarantors, as the case may be, or the ability of any party to the Loan Documents to perform such party’s obligations under the Loan Documents.

4.7                               Leases. Mortgagor shall timely pay and perform each of its obligations under or in connection with the Leases, and shall otherwise pay such sums and take such action as shall be necessary or required in order to maintain each of the Leases in full force and effect in accordance with its terms.

Mortgagor shall within five (5) business days following receipt thereof, furnish to Mortgagee copies of any notices given to Mortgagor by the lessee under any Lease, alleging the default by Mortgagor in the timely payment or performance of its obligations under such Lease, or purporting to terminate or cancel any Lease prior to its stated expiration date, or requiring or demanding the expenditure of any sum by Mortgagor (or demanding the taking of any action by Mortgagor), and any subsequent communications related thereto. Mortgagor agrees that Mortgagee, in its sole discretion, five (5) days following notice to Mortgagor from Mortgagee and provided that Mortgagor fails to take action to perform its obligations under such Lease within the five (5) days following such notice to Mortgagor from Mortgagee, may advance any sum or take any action which Mortgagee reasonably believes is necessary or required to maintain the Leases in full force and effect, and all such sums advanced by Mortgagee, together with all costs and expenses incurred by Mortgagee in connection with action taken by Mortgagee pursuant to this Section, shall be due and payable by Mortgagor to Mortgagee upon demand, shall bear interest until paid at the Default Rate, and shall be secured by this Mortgage.

4.8                               Eminent Domain; Private Damage. If all or any part of the Property is taken or damaged by eminent domain or any other public or private action, Mortgagor will notify Mortgagee promptly of the time and place of all meetings, hearings, trials, and other proceedings relating to such action. Mortgagee may participate in all negotiations and appear and participate in all judicial or arbitration proceedings concerning any award or payment which may be due as a result of such taking or damage, and may, in Mortgagee’s sole discretion, compromise or settle, in the names of both Mortgagor and Mortgagee, any claim for any such award or payment; provided, however, that in any event any such compromise or settlement shall be subject to the prior consent of Mortgagee, which may be granted or withheld in Mortgagee’s discretion. Any such award or payment shall be paid directly to Mortgagee and shall be applied first to reimburse Mortgagee for all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Mortgagee in connection with the ascertainment and collection of such award or payment. The balance, if any, of such award or payment received by Mortgagee with respect to a condemnation shall, in Mortgagee’s sole discretion, either (i) be retained and applied by Mortgagee toward payment of the Secured Obligations, in such order and manner as Mortgagee deems appropriate, or (ii) be paid over, in whole or in part and subject to such conditions as Mortgagee may impose, to Mortgagor for the purpose of restoring, repairing, or rebuilding any part of the Property affected by the taking or damage.

Notwithstanding the foregoing provisions of this Section 4.8, Mortgagee shall make any such award or payment available to Mortgagor for restoration of the Property, provided, and on the following conditions: (A) no Event of Default or monetary or material non-monetary Default shall have occurred and be continuing, (B) Mortgagor demonstrates to the reasonable satisfaction of Mortgagee that Mortgagor has the financial ability to pay all principal and interest required under the Note, and perform all of the other Secured Obligations, during the restoration of the Property from the proceeds of rent loss or business interruption insurance or otherwise, (C) the damage occurs prior to the last six (6) months of the term of the Loan and the restoration is capable of being completed prior to the stated maturity date of the Loan, (D) any condemnation award and other funds provided by Mortgagor for the restoration are released under escrow and construction funding arrangements reasonably satisfactory to Mortgagee, (E) the repair or restoration will return the Property to substantially the same size, design and utility as existed immediately prior to the damage, (F) in the event the condemnation award is insufficient to pay by itself for the restoration (as determined in good faith by Mortgagee), Mortgagor shall, prior to the commencement of any restoration work, deposit with Mortgagee within fifteen (15) days after the date on which the condemnation award is received by Mortgagee such additional funds as in the good faith opinion of Mortgagee are necessary to complete the restoration; (G) Mortgagor undertakes and covenants and agrees (in writing) with Mortgagee to fund any and all deficiencies within fifteen (15) days after being notified in writing thereof and prior to the distribution of any further portion of the condemnation award, so that at all times the funds held by Mortgagee and remaining to be disbursed for purposes of the restoration shall be sufficient to complete the work; (H) the annual income from the Leases that are in existence as of the date hereof or executed in accordance with the provisions of this Mortgage and that will survive the restoration or repair of the Property produce a Debt Service Coverage Ratio of not less than 1.2 to 1.0, and Mortgagor demonstrates to Mortgagee’s reasonable satisfaction that Mortgagor will be able to attain Debt Service Coverage Ratio of at least 1.2 to 1.0 from Leases that are in existence as of the date hereof or executed in accordance with the provisions of this Mortgage within six (6) months after completion of the restoration; and (I) if any site plan amendment, variance, special use permit or other similar special approval or consent is required from any government authority or any other Person for such repair or restoration, Mortgagor shall obtain and deliver to Mortgagee such site plan amendment, variance, special use permit or other similar special approval or consent within one hundred eighty (180) days following such taking or condemnation (but such one hundred eighty (180) day time period shall in all respects be subject to the foregoing provisions of this Section 4.8 and shall not extend or otherwise modify any time periods in such foregoing provisions). Mortgagee may, prior to the application of any condemnation award, commingle it with Mortgagee’s own funds and otherwise act with regard to such award as Mortgagee may determine in Mortgagee’s sole discretion. If Mortgagee applies the condemnation award to the Secured Obligations due to the failure of the conditions under clause (H) of this Section 4.8 to be satisfied, then Mortgagor may, upon written notice delivered to Mortgagee within thirty (30) days following such application of the condemnation award to the Secured Obligations, elect to prepay the full principal amount of the Loan and all other amounts due under the Loan Documents, together with all accrued but unpaid interest thereon, and all other Secured Obligations, without any prepayment premium or penalty, such prepayment to be made within one-hundred eighty (180) days following such application of the condemnation award; provided, however, that Mortgagor continues to pay and fulfill all of Mortgagor’s obligations under this Note, the Mortgage and the other Loan Documents up to and including the date of such full prepayment. If this Mortgage has been foreclosed prior to Mortgagee’s receipt of such award or payment, Mortgagee may nonetheless retain such award or payment to the extent required to reimburse Mortgagee for all costs and expenses, including reasonable attorneys’ fees, incurred in connection therewith, and to discharge any deficiency remaining with respect to the Secured Obligations.

Mortgagee will have no obligation to see to the proper application of any proceeds paid over to Mortgagor, nor will any such proceeds received by Mortgagee bear interest or be subject to any other charge for the benefit of Mortgagor. If such proceeds are deposited with Mortgagee, Mortgagee may, prior to the application of such proceeds, commingle them with Mortgagee’s own funds and otherwise act with regard to such proceeds as Mortgagee may determine in Mortgagee’s sole discretion.

4.9                               Mechanics’ Liens. Mortgagor will keep the Property free and clear of all liens and claims of liens by contractors, subcontractors, mechanics, laborers, materialmen, and other such persons, and will cause any recorded statement of any such lien to be released of record or bonded off within sixty (60) days after the recording thereof. Notwithstanding the preceding sentence, however, Mortgagor will not be deemed to be in default under this Section if and so long as Mortgagor (a) contests in good faith the validity or amount of any asserted lien and diligently prosecutes or defends an action appropriate to obtain a binding determination of the disputed matter, (b) provides Mortgagee with such security as Mortgagee may reasonably require to protect Mortgagee against all loss, damage and expense, including, without limitation, reasonable attorneys’ fees, which Mortgagee might incur if the asserted lien is determined to be valid (which security may, at the option of Mortgagor, be in the form of a bond over such lien, provided that such bond either removes any such lien of record or prevents the filing of any such lien of record).

4.10                      Defense of Actions. Mortgagor will defend, at Mortgagor’s expense, any action, proceeding or claim which affects any property encumbered hereby or any interest of Mortgagee in such property or in the Secured Obligations, and Mortgagor will indemnify and hold Mortgagee harmless from all loss, damage, cost, or expense, including attorneys’ fees, which Mortgagee may incur in connection therewith.

4.11                        Expenses of Enforcement. Mortgagor will pay all costs and expenses, which Mortgagee may incur in connection with any effort or action (whether or not litigation or foreclosure is involved) to enforce or defend Mortgagee’s rights and remedies under any of the Loan Documents, including, but not limited to, all attorneys’ fees, appraisal fees, consultants’ fees, and other expenses incurred by Mortgagee in securing title to or possession of, and realizing upon, any security for the Secured Obligations. All such costs and expenses (together with interest thereon at the Default Rate from the date incurred) shall constitute part of the Secured Obligations, and may be included in the computation of the amount owed to Mortgagee for purposes of foreclosing or otherwise enforcing this Mortgage.

4.12                        Financial Reports. Mortgagor shall furnish to Mortgagee (a) within ninety (90) days following the end of each fiscal year of Mortgagor, Mortgagor’s quarterly and annual operating statements for the Property as of the end of and for the preceding quarter and fiscal year, as applicable, in each case prepared against the budget for such fiscal year, as may be applicable, (b) contemporaneously with the delivery of each of such operating statements of the Property, a rent roll certified, signed and dated by Mortgagor detailing the names of all tenants under the Leases, the portion of the improvements on the Property occupied by each tenant, the rent and any other charges payable under each Lease and the term of each Lease, (c) the annual balance sheet and profit and loss statement of Mortgagor and an annual balance sheet of each Guarantor and (d) the federal and state tax returns of each Guarantor not later than the date that is ten (10) days following the date that such federal and state tax returns are filed. The financial statements and reports described in (a) and (c) above shall be in such form and in such detail as Mortgagee may require, shall be prepared on a tax basis (with respect to Mortgagor only) and shall be certified as true and correct by Mortgagor or each Guarantor, as may be applicable (or if required by Mortgagee, after the occurrence of an Event of Default, by an independent certified public accountant acceptable to Mortgagee). Mortgagor shall file and pay its annual tax returns and taxes in a timely manner.

Mortgagor shall also furnish or cause to be furnished to Mortgagee within forty-five (45) after Mortgagee’s request, any other financial reports or statements of Mortgagor, including, without limitation, balance sheets, profit and loss statements, tax returns (within fifteen (15) days after filing with the applicable governmental authority), other financial statements, and certified rent rolls, required under any of the Loan Documents, requested by any regulatory or governmental authority exercising jurisdiction over Mortgagee, certified as true and correct by Mortgagor. Following the occurrence of any Event of Default, Mortgagor shall deliver to Mortgagee the items required in (a) and (b) above on a monthly basis. Mortgagor’s financial statements will be prepared by Shapiro, Goldstein and Moses or Kimmel Blau or a reasonable comparable firm selected by Mortgagor, and reasonably approved by Mortgagee.

4.13                        Priority of Leases. To the extent Mortgagor has the right, under the terms of any Lease, to make such Lease subordinate to the lien hereof, Mortgagor will, at Mortgagee’s request and Mortgagor’s expense, take such action as may be reasonably required to effect such subordination. Conversely, Mortgagor will, at Mortgagee’s request and Mortgagor’s expense, take such action as may be necessary to subordinate the lien hereof to any future Lease designated by Mortgagee. The standard form of Lease used by Mortgagor shall provide that the Lease is subject and subordinate to the Mortgage and all future mortgages affecting the Property. Notwithstanding the preceding sentence, however, Mortgagee shall provide an SNDA, in Mortgagee’s standard form, for each Lease that does not require Mortgagee’s approval under this Mortgage or that has been approved by Mortgagee; provided, however, that if any tenant under any such Lease requests a different form of such an agreement or modifications to Mortgagee’s standard form of such agreement, then Mortgagee shall use commercially reasonable efforts to negotiate a form of such an agreement that is mutually acceptable to Mortgagee and such tenant. In no event, however, shall Mortgagee be required to enter into a form of such agreement that is not commercially reasonably acceptable to Mortgagee.

4.14                        Inventories; Assembly of Chattels. Mortgagor shall, from time to time at request of Mortgagee, deliver to Mortgagee a current inventory of the Chattels and the Intangible Personalty, in such detail as Mortgagee may require. Upon the occurrence of any Event of Default hereunder, Mortgagor will at Mortgagee’s request assemble the Chattels and make them available to Mortgagee at any place designated by Mortgagee which is reasonably convenient to both parties.

4.15                        Compliance with Laws, Existence, Etc. (a) Mortgagor shall comply in all material respects with all applicable laws, rules, regulations and orders and other governmental or quasi-governmental requirements and private covenants, such compliance to include, without limitation, maintaining all Permits and paying before the same become delinquent all taxes, assessments and governmental charges imposed upon Mortgagor or the Property. Mortgagor shall maintain all Permits necessary or desirable for the operation, ownership, use, development, occupancy and maintenance of the Property for its current use, and without limiting this covenant of Mortgagor, Mortgagor shall make application for renewals of any of the Permits prior to the expiration thereof. Mortgagor shall, promptly after receiving notice thereof, notify Mortgagee of any litigation, action, proceeding or investigation against Mortgagor or any Mortgagor Control Person or the Property before any court, governmental or quasi-governmental arbitrator or other authority and, upon reasonable request of Mortgagee, from time to time provide Mortgagee with status or other information in respect thereof.

Mortgagor and each Mortgagor Control Person shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence as a limited liability company, corporation or other entity, as may be applicable, and to maintain its authorization to perform the obligations under the Loan Documents. Neither Mortgagor nor any Mortgagor Control Person shall amend or modify its organizational documents so as to contravene any of the Loan Documents or to prevent the observance of the obligations under the Loan Documents. Mortgagor and each Mortgagor Control Person shall comply in material respects with all applicable laws, rules, regulations and orders and other governmental or quasi-governmental requirements, and shall obtain all authorizations, approvals and consents from, and shall make all notices and filings with, any court, governmental, authority or regulatory body, in respect of its right and ability to perform, or cause the performance of, the obligations under the Loan Documents. Mortgagor shall maintain its status as “non-foreign person” within the meaning of Sections 1445 and 7701 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(b)                                 Right to Contest. Notwithstanding any other provision of this Mortgage, Mortgagor will not be deemed to be in default solely by reason of Mortgagor’s failure to comply with any applicable law, rule, regulation or order so long as, in Mortgagee’s judgment, each of the following conditions is satisfied:

(i)                                Mortgagor is engaged in and diligently pursuing in good faith administrative or judicial proceedings appropriate to contest the validity or applicability of such law, rule, regulation or order; and

(ii)                             Noncompliance with any such law, rule, regulation or order will not result in the loss or forfeiture of any property encumbered hereby or any interest of Mortgagee therein or result in any fines or other punitive actions or any loss or impairment of insurance coverage; and

(iii)                          Mortgagor deposits with Mortgagee, as security for any payment or performance which may ultimately be required, a sum equal to the amount of any fine, assessment or charge plus the interest, penalties, and other costs which Mortgagee reasonably estimates are likely to become payable if Mortgagor’s contest is unsuccessful.

If Mortgagee determines that any one or more of such conditions is not satisfied or is no longer satisfied, then Mortgagor shall comply with the law, rule, regulation or order in question, within thirty (30) days after Mortgagee gives notice of such determination.

4.16                        Records and Books of Account. Mortgagor shall keep accurate and complete records and books of account, in which complete entries will be made, reflecting all financial transactions relating to the Property.

4.17                        Inspection Rights. At any reasonable time, and from time to time, upon not less than 24 hours prior notice from Mortgagee, Mortgagor shall permit Mortgagee, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit and inspect the Property and to discuss with Mortgagor the affairs, finances and accounts of Mortgagor. Mortgagor shall take all actions necessary or required under the Leases to effect such right of Mortgagee to inspect the Property.

4.18                      Change of Executive Offices. Mortgagor shall promptly notify Mortgagee if changes are made in the location of Mortgagor’s primary executive offices.

4.19                      Further Assurances; Estoppel Certificates. Mortgagor will execute and deliver to Mortgagee within ten (10) days after any request by Mortgagee, and pay the costs of preparation and recording thereof, any further documents which Mortgagee may reasonably request to confirm or perfect the liens and security interests created or intended to be created hereby, or to confirm or perfect any evidence of the Secured Obligations. Mortgagor will also, within ten (10) days after any request by Mortgagee, deliver to Mortgagee a signed and acknowledged statement certifying to Mortgagee, or to any proposed transferee of the Secured Obligations, (a) the balance of principal, interest, and other sums then outstanding under the Note and the other Loan Documents and (b) whether Mortgagor claims to have any offsets or defenses with respect to the Secured Obligations and, if so, the nature of such offsets or defenses.

4.20                      Costs of Closing. Mortgagor shall on demand pay directly or reimburse Mortgagee for any costs or expenses reasonably incurred in connection with the closing of the Loan, including, but not limited to, fees of counsel for Mortgagee and costs and expenses for which invoices were not available at the closing of such loan, or costs and expenses which are incurred by Mortgagee after such closing. All such costs and expenses (together with interest thereon at the Default Rate from the date of demand by Mortgagee) shall constitute a part of the Secured Obligations, and may be included in the computation of the amount owed to Mortgagee for purposes of foreclosing or otherwise enforcing this Mortgage.

4.21                      Fund for Electronic Transfer. All monthly payments of principal and interest on the Note, escrow deposits and other amounts due under this Mortgage or the other Loan Documents shall be made by Mortgagor by electronic funds transfer from a bank account established and maintained by Mortgagor for such purpose. Mortgagor shall establish and maintain such account until the Secured Obligations are fully paid and shall direct the depository of such account in writing to so transmit such payments on or before the respective due dates to the account of Mortgagee as shall be designated by Mortgagee in writing.

4.22                      Use. Mortgagor shall use the Property solely for the operation of a warehouse and industrial office building and any other use consistent therewith and not otherwise in violation of any applicable laws and for no other use or purpose.

4.23                      Management. The Property shall be managed by Mortgagor or any Property Manager (as defined below). The Property shall not be managed by any Person other than Mortgagor, except under a management agreement delivered to, and approved by, Mortgagee (the “Management Agreement”) and with a property manager consented to by Mortgagee (the “Property Manager”). Any substitute or replacement Property Manager or any other change in Property Manager shall be subject to the prior written consent of Mortgagee in its sole discretion. Mortgagor shall not permit any amendment to or modification of any Management Agreement, or management of the Property by any Person other than Mortgagor or Property Manager, without the prior written consent of Mortgagee. Any such Property Manager shall execute a Subordination Agreement in respect of its Management Agreement in form and substance satisfactory to Mortgagee.

4.24                      Cash Management Lockbox.

(a)                                      At or prior to the closing of the Loan, Mortgagee and Mortgagor shall enter into the Cash Management Agreement, pursuant to which Mortgagor and Mortgagee shall establish a lockbox account (“Lockbox Account”) into which all proceeds and revenues from the Property will be deposited, and a cash collateral account (“Cash Collateral Account”), into which such proceeds and revenues may be swept pursuant to Section 4.24(f) below, at a bank (the “Lockbox Bank”) selected by Mortgagee, but reasonably acceptable to Mortgagor.

(b)                                      Mortgagor shall, or shall cause each tenant at the Property and all other persons and/or entities that make payments in respect of the Property to, remit all amounts due with respect to the Property directly to a lockbox maintained by the Lockbox Bank or to wire such amounts directly into the Lockbox Account. Mortgagor and the Property Manager shall promptly deposit into the Lockbox Account any checks or payments they receive from time to time, notwithstanding such instructions to the tenants and such other person and/or entities, and Mortgagor and Property Manager shall hold any such checks or payments in trust for the benefit of Mortgagee until such checks or amounts are deposited into the Lockbox Account.

(c)                                       The Lockbox Bank and the Servicer retained by Mortgagee to service the Loan shall be authorized and empowered to endorse any and all checks from tenants solely for deposit into the Lockbox Account.

(d)                                      The Lockbox Account and the Cash Collateral Account shall be in the name of Mortgagee or Servicer, as secured party (or agent for secured party), and shall be under the sole dominion and control of Mortgagee. Mortgagor shall grant Mortgagee a first priority security interest in the Lockbox Account and Cash Collateral Account and shall take all actions requested by Mortgagee to perfect such security interest.

(e)                                       Amounts on deposit in the Lockbox Account shall be swept daily into an operating account (the “Operating Account”) maintained by Mortgagor unless and until Servicer receives notice from Mortgagee that a Triggering Event (as defined below) has occurred, in which event the cash flow sweep described in Section 4.24(f) below shall apply.

(f)                                        Upon the occurrence of any Triggering Event, Mortgagee, at its option, may cause Servicer to daily sweep 100% of all proceeds and revenues from the Property in the Lockbox Account into the Cash Collateral Account, and Mortgagee shall apply the same, to principal, interest and/or any other amounts due Mortgagee under the Loan Documents and to the costs and expenses of the operation and maintenance of the Property in such order as Mortgagee shall elect. Each of the following shall constitute a “Triggering Event”: (i) a Default under, and as defined in, the Loan Documents; (ii) an Event of Default under, and as defined in, the Loan Documents; or (iii) the Trigger Event Debt Service Coverage Ratio shall be less than 1.20 to 1.00.

(g)                                       With respect to the first two (2) Triggering Events only, following the cure of any Default or Event of Default (that is accepted by Mortgagee in its sole discretion) with respect to which Mortgagee has notified Servicer that a Triggering Event has occurred or provided that the Property and the Additional Properties have achieved a Trigger Event Debt Service Coverage Ratio of at least 1.20 to 1.00, for two (2) consecutive quarters, as applicable, and after Mortgagee has applied all proceeds and revenues as described above, Mortgagee will release all excess amounts remaining in the Cash Collateral Account to Mortgagor, and Servicer will resume sweeping proceeds from the Lockbox Account into the Operating Account as provided in Section 4.24(e) above.

For the avoidance of doubt, Mortgagor shall have no right to cure a Triggering Event following the second Triggering Event and any subsequent Triggering Event shall continue until such time as all principal, interest and all other amounts due and payable to Mortgagee under this Mortgage and the other Loan Documents have been paid or repaid in full, as applicable.

4.25                      Single Purpose Entity. Mortgagor shall at all times be a Single Purpose Entity.

4.26                        General Indemnity. Mortgagor agrees that while Mortgagee has no liability to any Person in tort or otherwise as lender and that while Mortgagee is not an owner or operator of the Property, Mortgagor shall, at its sole cost and expense, protect, defend, release, indemnify and hold harmless the Indemnified Parties (defined below) from any Losses (defined below) imposed on, incurred by, or asserted against the Indemnified Parties, directly or indirectly, arising out of or in connection with the Secured Obligations, the Property (or any portion thereof), the Loan, or the Loan Documents, any and all claims for brokerage, leasing, finders or similar fees that may be made relating to the Property and the Secured Obligations, or the exercise by Mortgagee of any rights or remedies granted to Mortgagee pursuant to this Mortgage, the other Loan Documents or applicable law; provided, however, that the foregoing shall not apply (a) to any Losses caused by the gross negligence or willful misconduct of the Indemnified Parties or (b) to any disputes among the Indemnified Parties not caused in whole or in part by a breach of Mortgagor’s obligations under the Loan Documents. The term “Losses” shall mean any claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses (including, without limitation, unrealized loss of value of the Property), costs, expenses, fines, penalties, charges, fees, judgments, awards, and amounts paid in settlement of whatever kind including reasonable attorneys’ fees and all other costs of defense. The term “Indemnified Parties” shall mean (a) Mortgagee, (b) any prior owner or holder of the Note, (c) any existing or prior servicer of the Loan, (d) the officers, directors, shareholders, partners, members, employees and trustees of any of the foregoing, and (e) the heirs, legal representatives, successors and assigns of each of the foregoing. THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO LOSSES THAT IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY.

4.27                      Reserve Agreements. Mortgagor covenants that it will fully comply with the terms of the Reserve Agreements.

4.28                      [INTENTIONALLY OMITTED]

4.29                        Patriot Act.

(a)                                      Mortgagor hereby represents, warrants and covenants and agrees that: Mortgagor and Guarantors and their respective Affiliates (i) are not, and shall not become, a Person subject to, or with whom Mortgagee is restricted from doing business with under, regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute (including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)), executive order (including, without limitation, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and the Annex thereto collectively the (“Executive Order”)), or other governmental action relating to terrorism financing, terrorism support and/or otherwise relating to terrorism and (ii) are not and shall not engage in any dealings or transactions or otherwise become or be associated with Persons named on OFAC’s Specially Designated and Blocked Persons list or persons who commit terrorism or conspire to commit or support “terrorism” as defined in the Executive Order (any Person described in the preceding clause (i) or clause (ii) being referred to herein as “Prohibited Person”.

Mortgagor hereby represents, warrants and covenants and agrees that: None of Mortgagor or Guarantors or their respective Affiliates, (x) has conducted or will conduct any business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (y) has dealt or will deal in, or otherwise has engaged or will engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (z) has engaged or will engage in or has conspired or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or any statutes referred to in this Section 4.29(a). Mortgagor covenants and agrees to deliver to Mortgagee any certification or other evidence requested from time to time by Mortgagee in its sole discretion, confirming Mortgagor’s compliance with this Section 4.29(a).

(b)                                      At all times throughout the term of the Loan, (a) none of the funds or other assets of Mortgagor or Guarantors shall constitute property of, shall be beneficially owned, directly or indirectly, by any government or other Person subject to trade restrictions under U.S. law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et. seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder or any other laws, regulations or executive orders administered by the Office of Foreign Assets Control with the result that an investment in Mortgagor (whether directly or indirectly), is prohibited by law or the Loan made by Mortgagee is in violation of law (“Embargoed Person”); (b) no Embargoed Person shall have any interest of any nature whatsoever in Mortgagor, with the result that the investment in Mortgagor (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Mortgagor or Guarantors, as applicable, have been derived from any unlawful activity with result that the investment in Mortgagor (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.30                      Anti-Money Laundering. Mortgagor represents and warrants that it has taken reasonable measures appropriate to the circumstances (and in any event as required by law), with respect to each holder of a direct or indirect interest in Mortgagor, to assure that funds invested by such holders in Mortgagor are derived from legal sources (“Anti-Money Laundering Measures”). Mortgagor represents that the Anti-Money Laundering Measures have been undertaken in accordance with the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq. (“BSA”), and all applicable laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations under 18 U.S.C. §§ 1956 and 1957 (collectively with the BSA, “Anti-Money Laundering Laws”).

Mortgagor covenants that it shall take Anti-Money Laundering Measures in accordance with Anti-Money Laundering Laws with respect to each holder of a direct or indirect interest in Mortgagor. Mortgagor covenants that it shall take reasonable measures appropriate to the circumstances (in any event as required by law), to ensure that Mortgagor is in compliance with all current and future Anti-Money Laundering Laws and laws, regulations and government guidance for the prevention of terrorism, terrorist financing and drug trafficking. Without limiting the foregoing provisions of this Section 4.30, at all times throughout the term of the Loan, none of the funds of Mortgagor or Guarantors, as applicable, that are used to repay the Loan shall be derived from any unlawful activity, with the result that the investment in Mortgagor (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.31                      Duty to Defend, Costs and Expenses. Upon request, whether Mortgagor’s obligation to indemnify Mortgagee arises under Section 4.26 above or elsewhere in the Loan Documents, Mortgagor shall defend the Indemnified Parties (in Mortgagor’s or the Indemnified Parties’ names) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, the Indemnified Parties may, in their sole discretion, engage their own attorneys and professionals to defend or assist them and, at their option, their attorneys shall control the resolution of any claims or proceedings. Upon demand, Mortgagor shall pay or, in the sole discretion of the Indemnified Parties, reimburse the Indemnified Parties for all Losses imposed on, incurred by, or asserted against the Indemnified Parties by reason of any items set forth in Section 4.26 above and/or the enforcement or preservation of the Indemnified Parties’ rights under the Loan Documents. Any amount payable to the Indemnified Parties under this Section shall (a) be deemed a demand obligation, (b) be part of the Secured Obligations, (c) bear interest from the date of demand by Mortgagee at the Default Rate until paid, and (d) be secured by this Mortgage.

4.32                      Guarantor. Within thirty (30) days after the death of an individual Guarantor, Mortgagor shall notify Mortgagee in writing of such death and provide to Mortgagee the names and current financial statements of one or more substitute guarantors reasonably acceptable to Mortgagee: (A) whose net worth and financial condition is, in Mortgagee’s discretion, equivalent to or better than the deceased Guarantor based upon the financial statements and other financial information delivered to Mortgagee in respect of the individual that is the Guarantor immediately prior to such replacement, or (B) who are the heirs, devisees and beneficiaries of substantially all of the deceased Guarantor’s assets. Within sixty (60) days after the death of the individual Guarantor, each substitute guarantor(s) shall (i) deliver to Mortgagee the financial reports and statements required in Section 4.12 hereof and Section 12 of the Guaranty and (ii) execute and deliver to Mortgagee a guaranty and environmental indemnity agreement in substantially the same form as the Guaranty and Environmental Indemnity Agreement and such other instruments as Mortgagee may reasonably require in connection with such substitution.

ARTICLE 5

MORTGAGOR’S NEGATIVE COVENANTS

5.1                               Waste and Alterations. Mortgagor will not commit or permit any waste with respect to the Property or the Chattels. Mortgagor shall not cause or permit any portion of the Property, including, but not limited to, any building, structure, parking lot, driveway, landscape scheme, timber, or other ground improvement, to be removed, demolished, or materially altered, without the prior written consent of Mortgagee, which may be granted or withheld in the sole reasonable discretion of Mortgagee. Mortgagor shall not change or cause to be changed any access to or egress from the Property by public streets, easements or rights of way.

5.2                               Zoning and Private Covenants. Mortgagor will not initiate, join in, or consent to any change in any zoning ordinance or classification, any change in the “zone lot” or “zone lots” (or similar zoning unit or units) presently comprising the Property, any transfer of development rights, any private restrictive covenant, or any other public or private restriction limiting or defining the uses which may be made of the Property or any part thereof, without the express written consent of Mortgagee. If under applicable zoning provisions the use of all or any part of the Property is or becomes a nonconforming use, Mortgagor will not cause such use to be discontinued or abandoned without the express written consent of Mortgagee, and Mortgagor will use its best efforts to prevent the tenant under any Lease from discontinuing or abandoning such use.

5.3                               Certain Covenants Regarding Leases.

(a)                                      Mortgagor will neither do, nor neglect to do, anything which may cause or permit the termination of any Lease of all or any part of the Property, or cause or permit the withholding or abatement of any rent payable under any such Lease.

(b)                                      Except as provided in Section 5.3(d) hereof, without Mortgagee’s prior written consent, which may be granted or withheld in Mortgagee’s sole discretion, Mortgagor shall not enter into or modify any Lease of all or any part of the Property. Any submission by Mortgagor for Mortgagee’s consent to a Lease or modification thereof shall be accompanied by a copy of such Lease or modification, a Lease abstract, a then-current rent roll for the Property, year-to-date and prior year operating statements for the Property and a cover letter requesting Mortgagee’s consent which contains a signature line on which Mortgagee may evidence its consent to such Lease or modification.

(c)                                       Except with the prior written consent of Mortgagee, which may be granted or withheld in Mortgagee’s sole discretion, Mortgagor shall not (i) collect Rent from all or any part of the Property for more than one month in advance, (ii) assign the Rents from the Property or any part thereof or (iii) consent to the cancellation or surrender of all or any part of any Lease, except that Mortgagor may in good faith terminate any Lease for nonpayment of rent or other material breach by the tenant.

(d)                                      Notwithstanding the foregoing provisions of this Section 5.3, Mortgagor shall have the right to enter into “Safe-Harbor Leases” (as hereinafter defined) without Mortgagee’s prior written consent.

A “Safe-Harbor Lease” shall mean any proposed market Lease that meets the following criteria: (A) the base rent payable under such proposed Lease is not less than the base rent being paid being paid by the tenant occupying the space as of the date of this Mortgage; (B) the rentable area to be demised pursuant to such proposed Lease which, when combined with any other space in the Property leased to affiliated entities of the tenant under such proposed Lease, is less than 10,000 square feet, (C) such proposed Lease shall be for a term of no less than three (3) years and no greater than ten (10) years including any tenants extension options, and (D) such proposed Lease shall satisfy the additional leasing guidelines set forth below:

(i)                                A Lease will qualify as a Safe-Harbor Lease when such Lease comes into effect, provided each of the following conditions, in addition to the conditions set forth above, are satisfied: (a) such Lease does not contain any options to purchase, or other rights to acquire, the Property or any portion thereof or interest therein, (b) such Lease does not contain any material restrictions on Mortgagor’s rights to lease the remaining portions of the Property not covered by such Lease, (c) such Lease does not contain any extraordinary, uncustomary and unduly burdensome landlord obligations (including obligations which an unaffiliated landlord would have difficulty performing), (d) such Lease is entered into on the standard form of Lease approved by Mortgagee, without material modification thereto and provided it conforms with the leasing guidelines and Lease provisions hereunder and under the other Loan Documents, (e) such Lease is entered into on arms-length terms and (f) not later than the date that is ten (10) days following the execution of such Lease or a modification or amendment of a Safe-Harbor Lease, Mortgagor shall provide Mortgagee with a certified copy of such Lease or such modification or amendment, together with (i) all other items required to be submitted with any Lease pursuant to Section 5.3(b), and (ii) a certificate certifying that the Lease (or, if applicable, such Lease together with such modification or amendment) is a Safe Harbor Lease as defined in this Mortgage and that the Lease (or, if applicable, such Lease together with such modification or amendment) satisfies in all material respects the requirements set forth herein to be a Safe Harbor Lease.

(ii)                             For the avoidance of doubt, Mortgagor may (without the prior written consent of Mortgagee) enter into any modification or amendment of any Safe Harbor Leases so long as such Safe Harbor Lease shall remain a “Safe Harbor Lease” following such modification or amendment.

(iii)                          Mortgagee agrees that for any proposed Lease that does not qualify as a Safe Harbor Lease, for which Mortgagor is required to obtain Mortgagee’s consent thereto, Mortgagee will attempt to respond within ten (10) business days, and Mortgagee’s consent shall not be unreasonably withheld based upon market conditions. Mortgagor shall be permitted to submit a Lease summary term sheet, for purposes of obtaining Mortgagee’s approval, which sets out all of the economic terms of the proposed lease, as well as any deviations from Mortgagee approved standard form of lease. Mortgagee’s consent will be contingent on tenant signing the Mortgagee-approved standard form of lease. Mortgagee will not be obligated to enter into an SNDA for any tenant for which Mortgagor is requesting Mortgagee lease approval until such time as an executed Lease that complies with the provisions of this Mortgage is delivered to Mortgagee.

If Mortgagee has failed to respond to the written request for consent of a proposed Lease after five (5) business days after its receipt thereof, together with any additional information that Mortgagee may reasonably require to evaluate such proposed Lease, and Mortgagor has provided a subsequent five (5) business days written notice to Mortgagee requesting consent, each notice marked with a legend in bold capital letters stating: MORTGAGEE SHALL BE DEEMED TO HAVE CONSENTED TO THE MATTER CONTAINED HEREIN IF IT FAILS TO RESPOND TO THIS REQUEST FOR CONSENT WITHIN 10/5 (as applicable) BUSINESS DAYS AFTER THE DATE HEREOF, then Mortgagee shall be deemed to have consented to the same.

(e)                                       Mortgagor shall provide Mortgagee with a certified rent roll, on an annual basis, certifying to Mortgagee the following items: (a) name of tenant, (b) date of Lease, (c) rentable square footage, (d) space or unit number, (e) commencement and expiration dates, (f) commencement date of rental payments, (g) monthly base rent, (h) rent abatements (if any), (i) rent escalations, (j) all other rent items (including reimbursable expenses), (k) percentage rent breakpoint (if any), (1) expense stop (if applicable), (m) deposits, (n) guarantor (if any), (o) date of guaranty (if any), (p) options to purchase, extend, expand, renew and/or terminate, (q) operating covenant “Go Dark” rights, (r) co-tenancy clause and (s) any unextinguished tenant concessions.

5.4                               Transfer or Further Encumbrance of the Property.

(a)                                      Except as provided in Sections 5.4(b) and 5.4(c) hereof, without Mortgagee’s prior written consent, which consent may be granted or withheld in Mortgagee’s sole and absolute discretion, Mortgagor shall not (a) directly or indirectly sell, assign, convey, transfer or otherwise dispose of any legal, beneficial or equitable interest in all or any part of the Property, (b) permit or suffer any owner, directly or indirectly, voluntarily or involuntarily, of any direct or indirect ownership or beneficial interest in the Property or Mortgagor to transfer such interest, whether by transfer of partnership, membership, stock or other beneficial interest in any entity or otherwise, or (c) mortgage, pledge, hypothecate or otherwise encumber or permit to be encumbered or grant or permit to be granted a security interest in all or any part of the Property or Mortgagor or any direct or indirect legal beneficial or equitable interest in the Property or Mortgagor.

(b)                                      Notwithstanding the provisions of Section 5.4(a), Paul Cooper, Jeffrey Ravetz, Louis Sheinker and Jeffrey Wu (individually known as a “Principal”, and, collectively, known as the “Principals”) may transfer their respective interests in Mortgagor without violating the provisions of Section 5.4(a), provided that each of the following conditions (the “Transfer Conditions”) are satisfied with respect to each such transfer:

(i)                                The Principals, any lineal descendant of any Principal, any spouse of any Principal or any such lineal descendant, and/or one or more of or any combination of the foregoing, continue to be in control and be the managers or managing members of the Borrowers, and the Principals, any lineal descendant of any Principal, any spouse of any Principal or any such lineal descendant, any trust for the benefit of one or more of the foregoing, any other entity wholly owned by one or more of the foregoing, and/or one or more of or any combination of the foregoing, continue to own, directly or indirectly, not less than twenty percent (20%) of the ownership interests in the Borrowers;

(ii)                             There is no Event of Default at the time of such transfer;

(iii)                          If a change in the Property Manager for the Property (not a change in the manager or managing member of Mortgagor) will result from such transfer, Mortgagor shall enter into a Management Agreement with a Property Manager that has reasonably satisfactory experience operating and leasing property similar to the Property and that has a term no greater than one (1) year, may be cancelled on 30-days written notice (without cause and without any cancellation fee or charge), and which provides that the Property Manager shall subordinate its fees to the payment of the Loan, and otherwise complies with the terms of the Loan Documents (including, without limitation, Section 4.23 hereof);

(iv)                         Such Principal shall transfer an equal percentage of such Principal’s ownership interest in each of the other Borrowers such that each of the Principals’ percentage ownership interests of each of the Borrowers (including, without limitation, Mortgagor) shall be identical in respect of each other Borrower (including, without limitation, Mortgagor) both prior to and following any such transfer;

(v)                            At least thirty (30) days prior to such transfer (except in the event of death), Mortgagor shall provide Mortgagee with a certificate signed by all of the managers or managing members of Mortgagor certifying that no Event of Default exists under the Loan Documents and that the transferee and Mortgagor are in compliance with clauses (i), (ii), (iii) and (iv) above, which certificate shall attach written notice to Mortgagee of all of the material provisions of such transfer including, without limitation, the proposed date of such transfer, and the name and address of the proposed parties to such transfer, their relationship to Paul Cooper, Jeffrey Ravetz and Louis Sheinker and a copy of the transfer documents, a copy of the organizational documents of the entities affected by such transfer, as amended, a revised structure chart showing the ownership interests of each of the Borrowers following such transfer and any other information that Mortgagee may reasonably request. If any of the representations in such certificate prove to be untrue, the same shall be an Event of Default under each of the Loan Documents;

(vi)                         Mortgagor shall provide Mortgagee with reasonable evidence that such transfer shall not affect or impair Mortgagee’s security and rights under the Loan Documents (including, without limitation, the Additional Loan Documents), or other guaranty or undertaking relating to the Secured Obligations, including without limitation, the Guaranty Agreement and the Environmental Indemnity Agreement;

(vii)                      Paul Cooper, Jeffrey Ravetz and Louis Sheinker, if living, shall remain Guarantors, subject to the provisions of Section 4.32, and if pursuant to Section 4.32, any one or more of such Guarantors has been replaced, such replacement Guarantor shall remain a Guarantor subject to the provisions of Section 4.32; and

(viii)                   Mortgagor shall pay for all of Mortgagee’s costs and expenses associated with such transfer, including without limitation, attorney’s fees charged by Mortgagee’s staff counsel or special counsel, whether or not such transfer is consummated.

Notwithstanding anything to the foregoing, transfers of title or interests (including membership interests) under any trust or will or testament or applicable laws of descent or intestacy shall be permitted so long as the provisions of paragraph (i) of this Section 5.4(b) are satisfied. Notwithstanding anything contained herein to the contrary, membership interest in Mortgagor may be freely transferred between the Principals, any lineal descendent of any Principals, any spouse of any Principal or any such lineal descendent, and/or one or more of any combination of the foregoing, without Mortgagee’s consent, (i) provided any of the Principals individually or all of the Principals together continue to be in control and manage each of the Borrowers, and (ii) the Principals, either individually or together, shall maintain a minimum of 5% ownership interest in each of the Borrowers.

5.5                               Further Encumbrance of Chattels. Mortgagor will neither create nor permit any lien, security interest or encumbrance against the Chattels or Intangible Personalty or any part thereof or interest therein, other than the liens and security interests created by the Loan Documents, without the prior written consent of Mortgagee, which may be withheld for any reason.

5.6                               Assessments Against the Property. Unless required by law, Mortgagor will not, without the prior written approval of Mortgagee, which may not be unreasonably withheld, consent to the creation of any so-called special districts, special improvement districts, benefit assessment districts or similar districts, or any other body or entity of any type, or unless required by law, consent to the occurrence of any other event, that would or might result in the imposition of any additional taxes, assessments or other monetary obligations or burdens on the Property, and this provision shall serve as RECORD NOTICE to any such district or districts or any governmental entity under whose authority such district or districts exist or are being formed that, should Mortgagor or any other Person include all or any portion of the Property in such district or districts, whether formed or in the process of formation, without first obtaining Mortgagee’s express written consent, the rights of Mortgagee in the Property pursuant to this Mortgage or following any foreclosure of this Mortgage, and the rights of any Person to whom Mortgagee might transfer the Property following a foreclosure of this Mortgage, shall be senior and superior to any taxes, charges, fees, assessments or other impositions of any kind or nature whatsoever, or liens (whether statutory, contractual or otherwise) levied or imposed, or to be levied or imposed, upon the Property or any portion thereof as a result of inclusion of the Property in such district or districts.

5.7                               Transfer or Removal of Chattels or Intangible Personalty. Mortgagor will not sell, transfer or remove from the Property all or any part of the Chattels, unless the items sold, transferred, or removed are simultaneously replaced with similar items of equal or greater value.

5.8                               Change of Name. Mortgagor will not change the name under which Mortgagor does business, or adopt or begin doing business under any other name or assumed or trade name, without first notifying Mortgagee of Mortgagor’s intention to do so and delivering to Mortgagee such executed modifications or supplements to this Mortgage (and to any financing statement which may be filed in connection herewith) as Mortgagee may require.

5.9                               Improper Use of the Property or Chattels. Mortgagor will not use the Property or the Chattels for any purpose or in any manner which violates any applicable law, ordinance, or other governmental requirement, the requirements or conditions of any insurance policy, or any private covenant.

5.10                      ERISA. Mortgagor shall not engage in any transaction which would cause the Note (or the exercise by Mortgagee of any of its rights under the Loan Documents) to be a non-exempt, prohibited transaction under ERISA (including for this purpose the parallel provisions of Section 4975 of the Internal Revenue Code of 1986, as amended), or otherwise result in Mortgagee being deemed in violation of any applicable provisions of ERISA. Mortgagor shall indemnify, protect, defend, and hold Mortgagee harmless from and against any and all losses, liabilities, damages, claims, judgments, costs, and expenses (including, without limitation attorneys’ fees and costs incurred in the investigation, defense, and settlement of claims and in obtaining any individual ERISA exemption or state administrative exception that may be required, in Mortgagee’s sole and absolute discretion) that Mortgagee may incur, directly or indirectly, as the result of the breach by Mortgagor of any warranty or representation set forth in Section 3.3(bb) hereof or the breach by Mortgagor of any covenant contained in this Section. This indemnity shall survive any termination, satisfaction or foreclosure of this Mortgage and shall not be subject to the limitation on personal liability described in the Note.

5.11                      Use of Proceeds. Mortgagor will not use any funds advanced by Mortgagee under the Loan Documents for household or agricultural purposes, to purchase margin stock, or for any purpose prohibited by law.

5.12                      Entity Organization. Mortgagor shall own and hold the Property and the Rents therefrom, and the Chattels and Intangible Personalty as Mortgagor’s sole assets. Mortgagor shall not engage in any business other than the ownership, management and operation of the Property, Chattels and Intangible Personalty. Mortgagor shall not guarantee or otherwise become liable for, or pledge its assets to secure, the Indebtedness or obligations of any other Person. Mortgagor shall not incur any other Indebtedness other than amounts owed to trade creditors in the ordinary course of business.

ARTICLE 6

EVENTS OF DEFAULT

Each of the following events will constitute an event of default (an “Event of Default”) under this Mortgage and under each of the other Loan Documents:

6.1                           Failure to Pay Note or Other Amounts.

(a)                                 Any failure to pay when due any interest, principal or other amount in a sum certain under this Mortgage or under any of the other Loan Documents for which sum there is a scheduled date for payment or for which there is a date certain for payment.

(b)                                 Any failure to pay within ten (10) days following demand by Mortgagee for any amount other than any amount described in Section 6.1(a) above.

6.2                           Violation of Certain Covenants. The occurrence of any violation of any covenant contained in Sections 4.24, 4.25, 4.26, 4.29, 4.30, 4.32, 5.3, 5.4, 5.5 or 5.7.

6.3                           Other Obligations. The failure of Mortgagor to properly perform any obligation contained herein or in any of the other Loan Documents (other than (i) the obligation to make payments under the Note or the other Loan Documents and (ii) other obligations under the Loan Documents covered by other provisions of this Article 6) and the continuance of such failure for a period of thirty (30) days following written notice thereof from Mortgagee to Mortgagor; provided, however, that if such failure is not curable within such thirty (30) day period, then, so long as Mortgagor commences to cure such failure within such thirty (30) day period and is continually and diligently attempting to cure to completion, such failure shall not be an Event of Default unless such failure remains uncured for one hundred twenty (120) days after such written notice to Mortgagor.

6.4                           Levy Against the Property. The levy against the Property, Chattels or Intangible Personalty, of any execution, attachment, sequestration or other writ that shall remain unvacated, or not set aside, or unstayed, for thirty (30) days.

6.5                           Liquidation. The liquidation, termination or dissolution of any Mortgagor Control Person.

6.6                           Appointment of Receiver. The appointment of a trustee, receiver or liquidator for the assets, or any part thereof, of any Mortgagor Control Person, that is not dismissed on or prior to the date that is sixty (60) days following the date of any such appointment.

6.7                           Assignments. The making by any Mortgagor Control Person of a transfer in fraud of creditors or an assignment for the benefit of creditors.

6.8                           Order for Relief. The entry in bankruptcy of an order for relief for or against any Mortgagor Control Person.

6.9                           Bankruptcy. The filing of any petition (or answer admitting the material allegations of any petition), or other pleading, seeking entry of an order for relief for or against any Mortgagor Control Person as a debtor or bankrupt or seeking an adjustment of any of such parties’ debts, or any other relief under any state or federal bankruptcy, reorganization, debtor’s relief or insolvency laws now or hereafter existing, including, without limitation, a petition or answer seeking reorganization or admitting the material allegations of a petition filed against any such party in any bankruptcy or reorganization proceeding, or the act of any of such parties in instituting or voluntarily being or becoming a party to any other judicial proceedings intended to effect a discharge of the debts of any such parties, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the rights or powers of a trustee or of any of the rights or powers granted to Mortgagee herein, or in any other document executed in connection herewith, and any such petition, if involuntary, is not dismissed within ninety (90) days following the filing thereof.

6.10                        Misrepresentation. If any representation or warranty made by any Mortgagor Control Person, herein, or in any of the other Loan Documents, any certificate delivered to Mortgagee under or in connection with any of the Loan Documents, or any other instrument or document modifying, renewing, extending, evidencing, securing or pertaining to the Loan is false, misleading or erroneous in any material respect at the time when made.

6.11                        Judgments. The failure of any Mortgagor Control Person to pay any money judgment in excess of $25,000.00 against any such party before the expiration of thirty (30) days after such judgment becomes final and no longer appealable.

6.12                        Admissions Regarding Debts. The admission of any Mortgagor Control Person, in writing, of any such party’s inability to pay such party’s debts as they become due.

6.13                        Assertion of Priority. The assertion of any claim of priority over this Mortgage, by title, lien, or otherwise, unless Mortgagor within thirty (30) days after such assertion either causes the assertion to be withdrawn or provides Mortgagee with such security as Mortgagee may require to protect Mortgagee against all loss, damage, or expense, including attorneys’ fees, which Mortgagee may incur in the event such assertion is upheld.

6.14                        Other Loan Documents. The occurrence of any default by Mortgagor or Guarantors, after the lapse of any applicable notice, grace or cure period, or the occurrence of any event or circumstance defined as or deemed to be an “Event of Default”, under this Mortgage, the Affiliate Guaranty or any of the other Loan Documents, including, without limitation, the Additional Loan Documents.

6.15                        Other Liens. The occurrence of any default after the lapse of any applicable grace or cure period, or the occurrence of any event or circumstance defined as an Event of Default, under any consensual lien encumbering the Property or any part thereof or interest therein, or any document or instrument evidencing obligations secured thereby; provided, however, that nothing in this Section 6.15 shall be deemed to permit any such consensual lien to be executed by Mortgagor or any other Person.

6.16                        Other Indebtedness. The occurrence of any default after the lapse of any applicable grace or cure period, or the occurrence of any event or circumstance defined as an Event of Default, under any Indebtedness incurred or owing by Mortgagor, or any document or instrument evidencing any obligation to pay such Indebtedness.

ARTICLE 7

MORTGAGEE’S REMEDIES

Immediately upon or any time that an Event of Default exists, Mortgagee may exercise any remedy available at law or in equity, including, but not limited to, those listed below and those listed in the other Loan Documents, in such sequence or combination as Mortgagee may determine in Mortgagee’s sole discretion:

7.1                           Performance of Defaulted Obligations. Mortgagee may make any payment or perform any other obligation under the Loan Documents which either Mortgagor or any Guarantor has failed to make or perform, and Mortgagor hereby irrevocably appoints Mortgagee as the true and lawful attorney-in-fact for Mortgagor to make any such payment and perform any such obligation in the name of Mortgagor. All payments made and expenses (including attorneys’ fees) incurred by Mortgagee in this connection, together with interest thereon at the Default Rate from the date paid or incurred until repaid, will be part of the Secured Obligations and will be immediately due and payable by Mortgagor to Mortgagee. In lieu of advancing Mortgagee’s own funds for such purposes, Mortgagee may use any funds of Mortgagor which may be in Mortgagee’s possession, including, but not limited to, insurance or condemnation proceeds and amounts deposited for taxes, insurance premiums or other purposes.

7.2                           Specific Performance and Injunctive Relief. Notwithstanding the availability of legal remedies, Mortgagee will be entitled to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Mortgagor or Guarantors to cure or refrain from repeating any Default.

7.3                           Acceleration of Secured Obligations. Mortgagee may, without notice or demand, declare all of the Secured Obligations immediately due and payable in full.

7.4                           Suit for Monetary Relief. Subject to the non-recourse provisions of the Note, with or without accelerating the maturity of the Secured Obligations, Mortgagee may sue from time to time for any payment due under any of the Loan Documents, or for money damages resulting from Mortgagor’s default under any of the Loan Documents.

7.5                           Possession of the Property. To the extent permitted by law, Mortgagee may enter and take possession of the Property without seeking or obtaining the appointment of a receiver, may employ a managing agent for the Property, and may lease or rent all or any part of the Property, either in Mortgagee’s name or in the name of Mortgagor, and may collect the rents, issues, and profits of the Property. Any revenues collected by Mortgagee under this Section will be applied first toward payment of all expenses (including attorneys’ fees) incurred by Mortgagee, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance, if any, will be applied against the Secured Obligations in such order and manner as Mortgagee may elect in its sole discretion.

7.6                           Enforcement of Security Interests. Mortgagee may exercise all rights of a secured party under the Code with respect to the Chattels and the Intangible Personalty, including but not limited to taking possession of, holding, and selling the Chattels and enforcing or otherwise realizing upon any accounts and general intangibles. Any requirement for reasonable notice of the time and place of any public sale, or of the time after which any private sale or other disposition is to be made, will be satisfied by Mortgagee’s giving of such notice to Mortgagor at least five (5) days prior to the time of any public sale or the time after which any private sale or other intended disposition is to be made.

7.7                               Foreclosure Against the Property.

(a)                                 Mortgagee may:

(i)                                          institute proceedings for the complete foreclosure of this Mortgage, in which case the Property may be sold for cash or credit in one or more parcels, and in such order as Mortgagee shall determine;

(ii)                                       with or without entry and, to the extent permitted, and pursuant to the procedures provided by, applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Secured Obligations then due and payable, subject to the lien of this Mortgage continuing unimpaired and without loss of priority so as to secure the balance of the Secured Obligations not then due; and

(iii)                                    sell the Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein, pursuant to power of sale or otherwise, at one or more sales, in whole or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Mortgage shall continue as a lien on the remaining portion of the Property.

Any real estate sold pursuant to any writ of execution issued on a judgment obtained by virtue of the Note or this Mortgage, may be sold in one parcel, as an entirety, or in such parcels, and in such manner or order as Mortgagee, in its sole discretion may elect.

(b)                                 All fees, costs and expenses of any kind incurred by Mortgagee in connection with foreclosure of this Mortgage, including, without limitation, the costs of any appraisals of the Property obtained by Mortgagee, the cost of any title reports or abstracts, all costs of any receivership for the Property advanced by Mortgagee, and all attorneys’ and consultants’ fees and expenses incurred by Mortgagee, shall constitute a part of the Secured Obligations and may be included as part of the amount owing from Mortgagor to Mortgagee at any foreclosure sale.

(c)                                  The proceeds of any sale under this Section shall be applied:

First: To the payment of the costs and expenses of any such sale, including, without limitation, compensation to Mortgagee, its agents and counsel, and of any judicial proceedings, including, without limitation, the costs and legal expenses of Mortgagee in foreclosing or otherwise enforcing this Mortgage, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, together with interest at the Default Rate, and all taxes or assessments, except any taxes, assessments or other charges subject to which the Property shall have been sold.

Second: To the payment of the whole amount of the Secured Obligations then due, owing or unpaid, with interest on the unpaid Secured Obligations at the Default Rate from and after the happening of any Event of Default until the same is paid.

Third: To the payment of any other sums required to be paid by Mortgagor pursuant to any provision of this Mortgage, the Note and all other Loan Documents.

Fourth: To the payment of the surplus, if any, to whosoever may be lawfully entitled to receive the same.

Mortgagee and any receiver or custodian of the Property or any part thereof shall be liable to account for only those rents, issues and profits actually received by it.

(d)                                      Mortgagee may adjourn from time to time any sale to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(e)                                       Upon the completion of any sale or sales made by Mortgagee under or by virtue of this Section 7.7, Mortgagee, or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, granting, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby irrevocably appointed the true and lawful attorney-in-fact of Mortgagor (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons or entities with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof Nevertheless, Mortgagor, if so requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Mortgagee, for such purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Section 7.7, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons or entities claiming or who may claim the same, or any part thereof, either from, through or under Mortgagor.

(f)                                        Upon sale made under or by virtue of this Section 7.7 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), Mortgagee may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may take settlement for the purchase price by crediting upon the Secured Obligations the net sale price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

(g)                                       Subject to the provisions of Section 18 of the Note and Section  9.21 of this Mortgage, the obligation of this Mortgage and of the Note shall continue until the Secured Obligations are paid in full notwithstanding any action or actions or partial foreclosure which may be brought to recover any amount or amounts for installments of principal, interest, taxes, assessments, water and sewer charges, rents and rates or insurance or other sums or charges due and payable under the provisions of this Mortgage.

(h)                                      No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Property or upon any other property of Mortgagor shall affect in any manner or to any extent, the lien of this Mortgage upon the Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before, and notwithstanding any statutory rate of interest applicable with respect to judgments, after the entering of execution of any judgment, the Secured Obligations shall bear interest at the Default Rate until the Secured Obligations shall have been paid in full.

(i)                                          In the event of a foreclosure of this Mortgage or the succession by Mortgagee to the interests of Mortgagor hereunder, the purchaser of the Property or such successor shall succeed to all rights of Mortgagor, including any right to proceeds of insurance and to unearned premiums, and in and to all policies or certificates of insurance assigned and delivered to Mortgagee pursuant to this Mortgage.

(j)                                         Any assignee of this Mortgage and the Note shall take the same free and clear of all offsets, counterclaims and defenses of any nature (except for payments actually made) whatsoever which Mortgagor may have against any assignor of this Mortgage and the Note and no such offset, counterclaim or defense (except for payments actually made) shall be interposed or asserted by Mortgagor in any action or proceeding brought by any such assignee upon this Mortgage and/or the Note and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Mortgagor.

(k)                                      In any action or proceeding to foreclose this Mortgage, or to recover or collect the Secured Obligations, the provisions of law respecting the recovery of costs, disbursements and allowances shall also be applicable.

(1)                                 Nothing in this Section dealing with foreclosure procedures or specifying particular actions to be taken by Mortgagee shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by Connecticut law, and any such inconsistency shall be resolved in favor of Connecticut law applicable at the time of foreclosure.

7.8                               Appointment of Receiver. To the extent permitted by law, Mortgagee shall be entitled, as a matter of absolute right and without regard to the value of any security for the Secured Obligations or the solvency of any person liable therefor, to the appointment of a receiver for the Property upon ex-parte application to any court of competent jurisdiction. Mortgagor waives any right to any hearing or notice of hearing prior to the appointment of a receiver. Such receiver and its agents shall be empowered, but shall not be obligated, to (a) take possession of the Property and any businesses conducted by Mortgagor or any other person thereon and any business assets used in connection therewith, (b) exclude Mortgagor and Mortgagor’s agents, servants, and employees from the Property, (c) collect the rents, issues, profits, and income therefrom, (d) complete any construction which may be in progress, (e) do such maintenance and make such repairs and alterations as the receiver deems necessary, (f) use all stores of materials, supplies, and maintenance equipment on the Property and replace such items at the expense of the receivership estate, (g) pay all taxes and assessments against the Property and the Chattels, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance, and (h) generally do anything which Mortgagor could legally do if Mortgagor were in possession of the Property.

All expenses incurred by the receiver or its agents shall constitute a part of the Secured Obligations. Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including attorneys’ fees incurred by the receiver and by Mortgagee, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance shall be applied toward the Secured Obligations in such order or manner as Mortgagee may in its sole discretion elect or in such other manner as the court may direct. Unless sooner terminated with the express consent of Mortgagee, any such receivership will continue until the Secured Obligations have been discharged in full, or until title to the Property has passed after foreclosure sale and all applicable periods of redemption have expired.

7.9                               Right to Make Repairs, Improvements. Should any part of the Property come into the possession of Mortgagee, after an Event of Default, Mortgagee may, but shall not be obligated, to use, operate, and/or make repairs, alterations, additions and improvements to the Property for the purpose of preserving it or its value. Mortgagor covenants to promptly reimburse and pay to Mortgagee, at the place where the Note is payable, or at such other place as may be designated by Mortgagee in writing, the amount of all reasonable expenses (including the cost of any insurance, taxes, or other charges) incurred by Mortgagee in connection with its custody, preservation, use or operation of the Property, together with interest thereon from the date incurred by Mortgagee at the Default Rate, and all such expenses, costs, taxes, interest, and other charges shall be a part of the Secured Obligations. It is agreed, however, except to the extent arising out of the gross negligence or willful misconduct of Mortgagee or its agents, that the risk of accidental loss or damage to the Property is undertaken by Mortgagor and Mortgagee shall have no liability whatsoever for decline in value of the Property, for failure to obtain or maintain insurance, or for failure to determine whether any insurance ever in force is adequate as to amount or as to the risks insured.

7.10                      Surrender of Insurance. Mortgagee may surrender the insurance policies maintained pursuant to the terms hereof, or any part thereof, and receive and apply the unearned premiums as a credit on the Secured Obligations and, in connection therewith, Mortgagor hereby appoints Mortgagee (or any officer of Mortgagee), as the true and lawful agent and attorney-in-fact for Mortgagor (with full powers of substitution), which power of attorney shall be deemed to be a power coupled with an interest and therefore irrevocable, to collect such premiums.

7.11                      Prima Facie Evidence. Mortgagor agrees that, in any assignments, deeds, bills of sale, notices of sale, or postings, given by Mortgagee, any and all statements of fact or other recitals therein made as to the identity of Mortgagee, or as to the occurrence or existence of any Event of Default, or as to the acceleration of the maturity of the Secured Obligations, or as to the request to sell, posting of notice of sale, notice of sale, time, place, terms and manner of sale and receipt, distribution and application of the money realized therefrom, and without being limited by the foregoing, as to any other act or thing having been duly done by Mortgagee, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state facts and are without further question to be so accepted, and Mortgagor does hereby ratify and confirm any and all acts that Mortgagee may lawfully do by virtue hereof.

7.12                      Rights to Funds Held Pursuant to the Reserve Agreements. Mortgagee may, in accordance with the Reserve Agreements, apply all or any portion of the funds by Mortgagee or its Servicer pursuant to the Reserve Agreements, or any other reserve or escrow account, to any and all of the Secured Obligations in such order of priority as Mortgagee shall elect in its sole and absolute discretion.

7.13                      Remedies Under Other Loan Documents. Mortgagee may exercise any right or remedy provided for in any of the other Loan Documents, including, without limitation, the Additional Loan Documents.

ARTICLE 8

ASSIGNMENT OF LEASES AND RENTS

8.1                               Assignment of Leases and Rents. Mortgagor hereby unconditionally and absolutely grants, transfers and assigns unto Mortgagee all Rents now or hereafter due or payable for the occupancy or use of the Property, and all Leases, whether written or oral, with all security therefor, including all guaranties thereof, now or hereafter affecting the Property; reserving unto Mortgagor, however, a license to collect and retain such Rents and all security for the Leases prior to the occurrence of any Event of Default. Such license shall be revocable by Mortgagee without notice to Mortgagor at any time that an Event of Default exists. Mortgagor represents that the Rents and the Leases have not been heretofore sold, assigned, transferred or set over by any instrument now in force and will not at any time during the life of this assignment be sold, assigned, transferred or set over by Mortgagor or by any person or persons whomsoever; and Mortgagor has good right to sell, assign, transfer and set over the same and to grant to and confer upon Mortgagee the rights, interest, powers and authorities herein granted and conferred. Failure of Mortgagee at any time or from time to time to enforce the assignment of Rents and Leases under this Section shall not in any manner prevent its subsequent enforcement, and Mortgagee is not obligated to collect anything hereunder, but is accountable only for sums actually collected.

8.2                               Further Assignments. Mortgagor shall give Mortgagee at any time upon demand any further or additional forms of assignment or transfer of such Rents, Leases and security as may be reasonably requested by Mortgagee, and shall deliver to Mortgagee executed copies of all such Leases and security.

8.3                               Application of Rents. Mortgagee shall be entitled to deduct and retain a just and reasonable compensation from monies received hereunder for its services or that of its agents in collecting such monies. Any monies received by Mortgagee hereunder may be applied when received from time to time in payment of any taxes, assessments or other liens affecting the Property regardless of the delinquency, such application to be in such order as Mortgagee may determine.

The acceptance of this Mortgage by Mortgagee or the exercise of any rights by it hereunder shall not be, or be construed to be, an affirmation by it of any Lease nor an assumption of any liability under any Lease.

8.4                               Collection of Rents. Upon or at any time that an Event of Default exists, Mortgagee may declare all sums secured hereby immediately due and payable, and may, at its option, without notice, and whether or not the Secured Obligations shall have been declared due and payable, either in person or by agent, with or without bringing any action or proceeding, or by a receiver to be appointed by a court, (a) enter upon, take possession of, manage and operate the Property, or any part thereof (including without limitation making necessary repairs, alterations and improvements to the Property); (b) make, cancel, enforce or modify Leases (and any guaranties thereof); (c) obtain and evict tenants; (d) fix or modify Rents; (e) do any acts which Mortgagee deems reasonably proper to protect the security thereof and (f) either with or without taking possession of the Property, in its own name sue for or otherwise collect and receive such Rents, including those past due and unpaid. In connection with the foregoing, Mortgagee shall be entitled and empowered to employ attorneys, and management, rental and other agents in and about the Property and to effect the matters which Mortgagee is empowered to do, and in the event Mortgagee shall itself effect such matters, Mortgagee shall be entitled to charge and receive reasonable management, rental and other fees therefor as may be customary in the area in which the Property is located; and the reasonable fees, charges, costs and expenses of Mortgagee or such persons shall be additional Secured Obligations. Mortgagee may apply all funds collected as aforesaid, less costs and expenses of operation and collection, including reasonable attorneys’ and agents’ fees, charges, costs and expenses, as aforesaid, upon any Secured Obligations, and in such order as Mortgagee may determine. The entering upon and taking possession of the Property, the collection of such Rents and the application thereof as aforesaid shall not cure or waive any default or waive, modify or affect notice of default under the Note or this Mortgage or invalidate any act done pursuant to such notice.

8.5                               Authority of Mortgagee. Any tenants or occupants of any part of the Property are hereby authorized to recognize the claims of Mortgagee hereunder without investigating the reason for any action taken by Mortgagee, or the validity or the amount of Secured Obligations owing to Mortgagee, or the existence of any default in the Note or this Mortgage, or under or by reason of this assignment of Rents and Leases, or the application to be made by Mortgagee of any amounts to be paid to Mortgagee. The sole signature of Mortgagee shall be sufficient for the exercise of any rights under this assignment and the sole receipt of Mortgagee for any sums received shall be a full discharge and release therefor to any such tenant or occupant of the Property. Checks for all or any part of the rentals collected under this assignment of Rents and Leases shall be drawn to the exclusive order of Mortgagee.

8.6                               Indemnification of Mortgagee. Nothing herein contained shall be deemed to obligate Mortgagee to perform or discharge any obligation, duty or liability of any lessor under any Lease of the Property, and Mortgagor shall and does hereby indemnify and hold Mortgagee harmless from any and all liability, loss or damage which Mortgagee may or might incur under any Lease or by reason of the assignment; and any and all such liability, loss or damage incurred by Mortgagee, together with the costs and expenses, including reasonable attorneys’ fees, incurred by Mortgagee in defense of any claims or demands therefor (whether successful or not), shall be additional Secured Obligations, and Mortgagor shall reimburse Mortgagee therefor on demand.

ARTICLE 9

MISCELLANEOUS PROVISIONS

9.1                               Time of the Essence. Time is of the essence with respect to all provisions of the Loan Documents.

9.2                               Joint and Several Obligations. If Mortgagor is more than one person or entity, then: (a) all Persons comprising Mortgagor are jointly and severally liable for all of the Secured Obligations; (b) all representations, warranties, and covenants made by Mortgagor shall be deemed representations, warranties, and covenants of each of the Persons comprising Mortgagor; (c) any breach, Default or Event of Default by any of the Persons comprising Mortgagor hereunder shall be deemed to be a breach, Default, or Event of Default of Mortgagor; (d) any reference herein contained to the knowledge or awareness of Mortgagor shall mean the actual or constructive knowledge or awareness of the Guarantors; and (e) any event creating personal liability of any of the Persons comprising Mortgagor shall create personal liability for all such Persons.

9.3                               Waiver of Homestead and Other Exemptions. To the extent permitted by law, Mortgagor hereby waives all rights to any homestead or other exemption to which Mortgagor would otherwise be entitled under any present or future constitutional, statutory, or other provision of applicable state or federal law. Mortgagor hereby waives any right it may have to require Mortgagee to marshal all or any portion of the security for the Secured Obligations. Notwithstanding the existence of interests in the Property, Chattels or Intangible Personalty other than that created by this Mortgage, and notwithstanding any other provision of this Mortgage, upon an Event of Default, to the extent permitted by applicable law, Mortgagee shall have the right, in Mortgagee’s sole discretion, to determine the order in which the Property, Chattels or Intangible Personalty shall be subjected to the remedies provided in this Mortgage and to determine the order in which all or any part of the Indebtedness secured by this Mortgage is satisfied from the proceeds realized upon the exercise of the remedies provided in this Mortgage.

9.4                               Non Recourse; Exceptions to Non-Recourse. Except as expressly set forth in Section 18 of the Note and Section 9.21 of this Mortgage, the recourse of Mortgagee with respect to the obligations evidenced by the Note, this Mortgage and the other Loan Documents (except for the Guaranty and the Environmental Indemnity Agreement) shall be solely to the Property, Chattels and Intangible Personalty, and any other collateral given as security for the Note.

9.5                               Rights and Remedies Cumulative. Mortgagee’s rights and remedies under each of the Loan Documents are cumulative of the rights and remedies available to Mortgagee under each of the other Loan Documents and those otherwise available to Mortgagee at law or in equity. No act of Mortgagee shall be construed as an election to proceed under any particular provision of any Loan Document to the exclusion of any other provision in the same or any other Loan Document, or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Mortgagee.

9.6                               No Implied Waivers. Mortgagee shall not be deemed to have waived any provision of any Loan Document unless such waiver is in writing and is signed by Mortgagee. Without limiting the generality of the preceding sentence, neither Mortgagee’s acceptance of any payment with knowledge of a Default by Mortgagor, nor any failure by Mortgagee to exercise any remedy following a Default by Mortgagor shall be deemed a waiver of such Default, and no waiver by Mortgagee of any particular Default on the part of Mortgagor shall be deemed a waiver of any other Default or of any similar Default in the future.

9.7                               No Third Party Rights. No person shall be a third party beneficiary of any provision of any of the Loan Documents. All provisions of the Loan Documents favoring Mortgagee are intended solely for the benefit of Mortgagee, and no third party shall be entitled to assume or expect that Mortgagee will not waive or consent to modification of any such provision in Mortgagee’s sole discretion.

9.8                               Preservation of Liability and Priority. Without affecting the liability of Mortgagor or of any other person (except a person expressly released in writing) for payment and performance of all of the Secured Obligations; and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, and without impairing in any way the priority of this Mortgage over the interests of any person acquired or first evidenced by recording subsequent to the recording hereof, Mortgagee may, either before or after the maturity of the Note, and without notice or consent: (a) release any person liable for payment or performance of all or any part of the Secured Obligations; (b) make any agreement altering the terms of payment or performance of all or any of the Secured Obligations; (c) exercise or refrain from exercising, or waive, any right or remedy which Mortgagee may have under any of the Loan Documents; (d) accept additional security of any kind for any of the Secured Obligations; or (e) release or otherwise deal with any real or personal property securing the Secured Obligations. Any person acquiring or recording evidence of any interest of any nature in the Property, the Chattels, or the Intangible Personalty shall be deemed, by acquiring such interest or recording any evidence thereof, to have agreed and consented to any or all such actions by Mortgagee.

9.9                               Subrogation of Mortgagee. Mortgagee shall be subrogated to the lien of any previous encumbrance discharged with funds advanced by Mortgagee under the Loan Documents, regardless of whether such previous encumbrance has been released of record.

9.10                        Notices. Any notice, consent or approval required or permitted to be given by Mortgagor or Mortgagee under this Mortgage shall be in writing and will be deemed given (a) upon personal delivery, (b) on the first Business Day after receipted delivery to a courier service which guarantees next-business-day delivery, or (c) on the third Business Day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:

If to Mortgagor:

c/o Lighthouse Real Estate Management LLC
60 Hempstead Avenue, Suite 718

West Hempstead, New York 11552

Attention: Paul Cooper

With a copy to:

Schiff Hardin LLP

623 Fifth Avenue, 28th Floor

New York, New York 10022

Attention: Christine McGuinness, Esq.

If to Mortgagee:

First SunAmerica Life Insurance Company

1 SunAmerica Center

Century City

Los Angeles, California 90067-6022

Attention: Director-Mortgage Lending and Real Estate

with a copy to:

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022-2585

Attention: Andrew L. Jagoda, Esq.

Either party may change such party’s address for notices or copies of notices by giving notice to the other party in accordance with this Section.

9.11                        Defeasance. Upon payment and performance in full of all of the Secured Obligations, Mortgagee will, at the sole cost and expense of Mortgagor, execute and deliver to Mortgagor such documents as may be required to release this Mortgage of record or in accordance with Section 10.8 hereof, to assign this Mortgage as directed by Mortgagor.

9.12                        Illegality. If any provision of this Mortgage is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Mortgage, the legality, validity, and enforceability of the remaining provisions of this Mortgage shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Mortgage a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable. If the rights and liens created by this Mortgage shall be invalid or unenforceable as to any part of the Secured Obligations, then the unsecured portion of the Secured Obligations shall be completely paid prior to the payment of the remaining and secured portion of the Secured Obligations, and all payments made on the Secured Obligations shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Secured Obligations.

9.13                        Usury Savings Clause. It is expressly stipulated and agreed to be the intent of Mortgagee and Mortgagor at all times to comply with the applicable law governing the highest lawful interest rate. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the loan evidenced thereby, or if acceleration of the maturity of the Note, any prepayment by Mortgagor, or any other circumstance whatsoever, results in Mortgagor having paid any interest in excess of that permitted by applicable law, then it is the express intent of Mortgagor and Mortgagee that all excess amounts theretofore collected by Mortgagee be credited on the principal balance of the Note (or, at Mortgagee’s option, paid over to Mortgagor), and the provisions of the Note and other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of the Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Mortgagee does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Mortgagee for the use, forbearance or detention of the Secured Obligations evidenced hereby or by the Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Secured Obligations until payment in full so that the rate or amount of interest on account of such Secured Obligations does not exceed the maximum rate or amount of interest permitted under applicable law. The term “applicable law” as used herein shall mean any federal or state law applicable to the loan made by Mortgagee to Mortgagor evidenced by the Note.

9.14                        Obligations Binding Upon Mortgagor’s Successors. This Mortgage is binding upon Mortgagor and Mortgagor’s successors and assigns, and shall inure to the benefit of Mortgagee, and its successors and assigns, and the provisions hereof shall likewise be covenants running with the land. The duties, covenants, conditions, obligations, and warranties of Mortgagor in this Mortgage shall be joint and several obligations of Mortgagor and Mortgagor’s successors and assigns.

9.15                        Construction. All pronouns and any variations of pronouns herein shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties may require. Whenever the terms herein are singular, the same shall be deemed to mean the plural, as the identity of the parties or the context requires. The term “including” shall mean “including, without limitation.” Each party hereto acknowledges that each party hereto and its respective counsel reviewed and revised this Mortgage and the other Loan Documents, and each party hereto agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Mortgage and the other Loan Documents.

9.16                        Attorneys’ Fees. Any reference in this Mortgage to attorneys’ or counsel fees paid or incurred by Mortgagee shall be deemed to include paralegals’ fees and legal assistants’ fees. Moreover, wherever provision is made herein for payment of attorneys’ or counsels’ fees or expenses incurred by Mortgagee, such provision shall include but not be limited to, such fees or expenses incurred in any and all judicial, bankruptcy, reorganization, administrative, or other proceedings, including appellate proceedings, whether such fees or expenses arise before proceedings are commenced, during such proceedings or after entry of a final judgment.

9.17                        Waiver and Agreement Regarding Prepayment.

(a)                                      EXCEPT AS OTHERWISE EXPRESSLY PERMITTED HEREUNDER OR UNDER THE NOTE, MORTGAGOR HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE UNDER APPLICABLE LAW TO PREPAY THE NOTE, IN WHOLE OR IN PART, WITHOUT PREPAYMENT CHARGE, UPON ACCELERATION OF THE MATURITY DATE OF THE NOTE, AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PERMITTED HEREUNDER OR UNDER THE NOTE, IF FOR ANY REASON A PREPAYMENT OF ALL OR ANY PART OF THE NOTE IS MADE, WHETHER VOLUNTARILY OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THE NOTE BY MORTGAGEE ON ACCOUNT OF THE OCCURRENCE OF ANY EVENT OF DEFAULT ARISING FOR ANY REASON, INCLUDING, WITHOUT LIMITATION, AS A RESULT OF ANY PROHIBITED OR RESTRICTED TRANSFER, FURTHER ENCUMBRANCE OR DISPOSITION OF THE PROPERTY OR ANY PART THEREOF SECURING THE NOTE, THEN MORTGAGOR SHALL BE OBLIGATED TO PAY, CONCURRENTLY WITH SUCH PREPAYMENT, THE PREPAYMENT PREMIUM PROVIDED FOR IN THE NOTE (OR, IN THE EVENT OF ACCELERATION WHEN THE NOTE IS CLOSED TO PREPAYMENT, AS PROVIDED IN THE DEFINITION OF “SECURED OBLIGATIONS” SET FORTH IN ARTICLE 1 HEREOF). MORTGAGOR HEREBY DECLARES THAT MORTGAGEE’S AGREEMENT TO MAKE THE LOAN EVIDENCED BY THE NOTE AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THE NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY MORTGAGOR, FOR THIS WAIVER AND AGREEMENT.

(b)                                      If the maturity of the Note secured by this Mortgage is accelerated, Mortgagor shall pay a prepayment premium in an amount equal to any prepayment premium which would be payable under the terms of the Note as if the Note were prepaid in full on the date of the acceleration. If under the terms of the Note no voluntary prepayment would be permissible on the date of such acceleration, then the prepayment fee or premium shall be equal to one hundred fifty percent (150%) of the highest prepayment fee or premium set forth in the Note, calculated as of the date of such acceleration as if prepayment were permitted on such date.

9.18                        Waiver of Jury Trial. MORTGAGEE AND MORTGAGOR KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS MORTGAGE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MORTGAGEE AND MORTGAGOR TO ENTER INTO THE LOAN TRANSACTION EVIDENCED BY THE NOTE.

9.19                        Governing Laws; Forum.

(a)                                      The substantive laws of the State of Connecticut shall govern the validity, construction, enforcement and interpretation of this Mortgage.

(b)                                      Any legal suit, action or proceeding against Mortgagee or Mortgagor arising out of or relating to this Mortgage may at Mortgagee’s option be instituted in any federal or state court serving the Town of Orange, the Town of Shelton or the Town of Milford or the County of Fairfield or the County of New Haven, State of Connecticut and Mortgagor waives any objections which it may now or hereafter have based on venue and/or forum non conveniens of any such suit, action or proceeding, and Mortgagor hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.

9.20                        Entire Agreement. This Mortgage, together with the other Loan Documents, contains the entire understanding between the parties to the matters addressed herein, and may not be changed, amended, modified or waived except pursuant to a written agreement executed by the parties, and supersedes any other understandings or agreements with respect to the matters covered hereby.

9.21                        Limitation on Liability. The provisions of Section 18(a) and Section 18(b) of the Note are incorporated herein by reference.

9.22                        Claims Against Mortgagee. Mortgagee shall not be in default under this Mortgage, or under any of the other Loan Documents, unless a written notice specifically setting forth the claim of Mortgagor shall have been given to Mortgagee within three (3) months after Mortgagor first had knowledge of the occurrence of the event that Mortgagor alleges gave rise to such claim and Mortgagee does not remedy or cure the default, if any there be, promptly thereafter. Mortgagor waives any claim, set-off or defense against Mortgagee arising by reason of any alleged default by Mortgagee as to which Mortgagor does not give such notice timely as aforesaid. Mortgagor acknowledges that such waiver is or may be essential to Mortgagee’s ability to enforce Mortgagee’s remedies without delay and that such waiver therefore constitutes a substantial part of the bargain between Mortgagee and Mortgagor with respect to the Loan.

9.23                        Acceptance of Cures for Events of Default. Notwithstanding anything to the contrary contained in this Mortgage or the other Loan Documents, Mortgagee shall in no event or under any circumstance be obligated or required to accept a cure by Mortgagor or by any other person of an Event of Default unless Mortgagee agrees to do so in the exercise of its sole and absolute discretion, it being agreed that once an Event of Default has occurred, Mortgagee shall be absolutely and unconditionally entitled to pursue all rights and remedies available to it under the Loan Documents or otherwise at law or in equity.

ARTICLE 10

CONNECTICUT PROVISIONS

10.1                        Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 10 and the terms and conditions of this Mortgage, the terms and conditions of this Article 10 shall control and be binding.

10.2                        Open-End Mortgage. This is an “OPEN-END MORTGAGE” made pursuant to and subject to all of the terms and provisions of Section 49-2(c) of the Connecticut General Statutes and the holder hereof shall have all of the rights, powers and protection to which the holder of an OPEN-END MORTGAGE DEED is entitled under Connecticut law. Upon request the Mortgagee may, in its discretion, make future advances to Mortgagor pursuant to the Note, notwithstanding any repayments or prepayments of the outstanding principal balance of the Note. Any such future advance and the interest payable thereon shall be secured by this Mortgage, equally with, and with the same priority over other claims as the original debt secured hereby when evidenced by promissory notes stating that the notes are secured hereby. At no time shall the principal amount of the debt secured by this Mortgage exceed the original loan authorized, nor shall the maturity of any future advance secured hereby extend beyond the maturity of the original mortgage debt as stated in the Note.

10.3                        Release. Upon the payment and/or defeasance in full of all principal, interest and other sums due under the Note, this Mortgage and the other Loan Documents in accordance with the terms and conditions of such instruments, Mortgagee shall deliver to Mortgagor, at Mortgagor’s expense, a release of the lien of this Mortgage, in recordable form.

10.4                        COMMERCIAL TRANSACTION. MORTGAGOR ACKNOWLEDGES THAT THE TRANSACTION CONTEMPLATED HEREIN IS A COMMERCIAL TRANSACTION WITHIN THE MEANING OF SECTION 52-278A OF THE CONNECTICUT GENERAL STATUTES, AND THAT IN ANY ACTION UPON THIS TRANSACTION, THE LENDER MAY AVAIL ITSELF OF AND PURSUE ITS RIGHTS TO OBTAIN A PREJUDGMENT REMEDY IN ACCORDANCE WITH SECTION 52-278F OF THE CONNECTICUT GENERAL STATUTES. MORTGAGOR HAS BEEN ADVISED BY COUNSEL OF ITS RIGHTS WITH RESPECT TO PREJUDGMENT REMEDIES UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, INCLUDING SECTIONS 52-278A ET SEQ. MORTGAGOR HEREBY KNOWINGLY AND WILLINGLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ALL RIGHTS OF NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER IN CONNECTION WITH THE OBTAINING BY MORTGAGEE OF ANY PREJUDGMENT REMEDY WITH RESPECT TO THIS MORTGAGE, OR PURSUANT TO ANY OTHER LOAN DOCUMENTS EXECUTED BY MORTGAGOR IN CONNECTION WITH THIS TRANSACTION, INCLUDING ANY AMENDMENTS OR EXTENSIONS HEREOF OR THEREOF. FURTHER, MORTGAGOR WAIVES ANY REQUIREMENT OF LENDER TO POST A BOND OR ANY OTHER SECURITY, OR TO SHOW SOME EXIGENCY, IN CONNECTION WITH THE OBTAINING BY MORTGAGEE OF ANY SUCH PREJUDGMENT REMEDY.

10.5                        MORTGAGOR ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT THE LOAN EVIDENCED BY THE NOTE IS FOR COMMERCIAL PURPOSES. MORTGAGOR FURTHER ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT MORTGAGOR IS ENGAGED EXCLUSIVELY IN COMMERCIAL PURSUITS AND THAT THE PROCEEDS OF THE NOTE ARE TO BE UTILIZED IN THE BUSINESS ACTIVITIES OF MORTGAGOR AND WILL NOT BE UTILIZED FOR CONSUMER PURPOSES.

[END OF TEXT]

IN WITNESS WHEREOF, Mortgagor has executed and delivered this Mortgage as of the date first mentioned above.

MORTGAGOR:

WU/LH 470 BRIDGEPORT L.L.C.,
a Delaware limited liability company

By:	Lighthouse 100 William Operating LLC,
a New York limited liability company,
its manager

	By:	/s/ Paul Cooper
	Name:	Paul Cooper
	Title:	Member/Manager

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the  3rd  day of March in the year 2011 before me, the undersigned, a Notary Public in and for said State, personally appeared, Paul Cooper personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individuals(s) acted, executed the instrument.

/s/ Frances M. Pepe
(Signature and office of individual taking acknowledgment.)

Notary Public

My Commission Expires:	FRANCES M. PEPE
1/11/2014	NOTARY PUBLIC, State of New York
[Acknowledgment on behalf of Mortgagor]	No. 01PE4915564
Qualified in Queens County
Commission Expires Jan. 11, 2014

A-1

EXHIBIT A

LEGAL DESCRIPTION

PARCEL A

A certain piece or parcel of land depicted as “Parcel A”, as shown a map entitled “Perimeter Survey, Land of Baker Properties, 470 Bridgeport Avenue (conn. Route 74), Shelton, Connecticut,” scale 1”=50°, dated October 16, 2007, revised through 2/20/08, prepared by The LRC Group, and on file in the Office of the Town Clerk of the Town of Shelton at Map No. 4295.

Beginning at a iron pipe found located at the southwest corner of land now or formerly of Kenneth       said iron pipe being the  following five (5) courses and distances from a point in the easterly street line of Todd Road S48°    ’ 25”E 82.80 feet, southeasterly on a curve to the right having a radius of 152.00 feet and an arc length of 132.14 feet, N01°48’00”E 36.01 feet, southeasterly on a curve to the left having a radius of 240.00 feet and an arc length of 90.95 feet and N14°51’33”E 54.40 feet as measured along the property line between land now or formerly of Baker Properties (466 Bridgeport Avenue) and land now or formerly of Baker Properties (470 Bridgeport Avenue and through land of said Baker Properties (466 Bridgeport Avenue) party by each, said iron pipe being in the easterly property of land now or formerly of Baker Properties (466 Bridgeport Avenue) and the northwest corner of herein described parcel;

Thence running S73º07’03”E 334.69 feet along land now or formerly of said Holec to rebar set in the westerly property line of land now or formerly of Outlaw Shelton Associates;

Thence running southerly and easterly the following eight (8) courses and distances along land now or formerly of said Outlaw Shelton Associates S24º01’48”W 165.27 feet to a rebar  set, S31º24’14”W 133.88 feet to a rebar set, S08º38’12”W 74.87 feet to a rebar set, S14º19’53”W 69.16 feet to a 18”oak tree with wire, S13º07’53”W 49.04 feet to a double oak tree with wire, S01º14’51”E 21.47 feet, S09º11’36”W 68.24 feet to a rebar set, S12º15’40”E 138.95 feet to a rebar set is the northeasterly corner of Parcel B;

Thence running northwesterly, southwesterly, southeasterly the following seven (7) courses and distances along said Parcel B N77º47’46”W 122.29 feet, S87º17’16”W 43.96 feet, S22º58’44”W 152.11 feet, S18º52’18”W 98.53 feet, S22º14’23”W 47.13 feet, S06º48’29” W 87.78 feet, S04º41’09”E 34.95 feet to a point in the northerly property line of land now formerly of Giannattasio Charitable Trust;

Thence running N83º49’43”W 458.05 feet along said Giannattasio Charitable Trust to a point in the easterly property line of land now or formerly of Crown Point Associates IV, LLC;

Thence running northerly, northeasterly and northerly again the following twenty three (23) courses and distances along land now or formerly of Crown Point Associates IV, LLC, land now or formerly of Crown Point Associates III, LLC, land now or formerly of Crown Point Associates II, LLC and land now or formerly of Baker Properties (466 Bridgeport Avenue) party by each N18º17’34”E 62.17 feet, N18º34’59”E 48.26 feet, N18º18’24”E 41.94 feet, N25º56’03”E 41.02 feet, N15º40’56”E 89.38 feet, N21º33’49”E 88.48 feet, N26º53’59”E 68.58 feet, N14º12’58”E 42.77 feet, N32º57’12”E 55.42 feet, N44º36’14”E 25.66 feet, N37º34’43”E 28.80 feet, N36º59’26”E 95.68 feet, N41º34’55”E 30.72 feet, N28º20’47”E 106.99 feet, N16º’01’46”E 26.91 feet, N60º07’52”E 49.75 feet, N58º08’02”E 21.15 feet, N29º25’17”E 73.17 feet, N29º19’37” 67.23 feet, N45º28’36”E 19.18 feet, N26º50’49”E 40.04 feet, N20º36’05”E 87.75 feet and N14º51’33”E 54.40 feet to the point or place of beginning.

Together with:

Easement Agreement between WU/LH 466 BRIDGEPORT L.L.C. and WU/LH 470 BRIDGEPORT L.L.C. dated February 25, 2008 and recorded February 29, 2008 at 12:07 p.m. in Volume 2909 at Page 61 of the Shelton Land Records.

PARCEL B

A certain piece or parcel of land depicted as “Parcel B”, as shown a map entitled ‘‘Perimeter Survey, Land of Baker Properties, 470 Bridgeport Avenue (Conn. Route 74), Shelton, Connecticut,” scale 1”=50°, dated October 16, 2007, revised through 2/20/08, prepared by The LRC Group, and on file in the Office of the Town Clerk of the Town of Shelton as Map No. 4295.

A certain piece or parcel of land containing 1.909 acres, known as Parcel acquired from the State of Connecticut, located in the Town of Shelton, County of Fairfield, State of Connecticut;

Beginning at a rebar set in the non-access line of Connecticut Route 8, said point being the southeasterly property line of land now or formerly of Outlaw Shelton Association and the northeast corner of herein described parcel;

Thence southerly and southwesterly the following two (2) courses along said westerly non-access highway line of Connecticut Route 8 on a carve to the left having a radius of 11,599.16 an arc length of 342.22 feet a chord bearing of S25°01’27”W, chord distance of 342.21 feet to Connecticut Highway Department (CHD) Monument and S66°14’82”W 41.24 feet to the northeast corner of land now or formerly of Glannattasio Charitable Trust;

Thence running N83°50’54”W 134.21 feet along land now or formerly of said Glannattasio Charitable Trust to a point;

Thence running the following seven (7) courses and distances along land now or formerly of Baker Properties, N04° 41’00W 34.95 feet, N06°48’29”E, 87.78 feet, N22°14’23E 47.13 feet, N18°52’18”E 98.53 feet, N22°58’44’’E 152.11 feet, N87°17’16”E 43.96 feet, S77°47’46”E 122.29 feet to a rebar set in the westerly property line of land of said Outlaw Shelton Association;

Thence running southerly and easterly the following two (2) courses and distances along said Outlaw Shelton Association S10°08’51”E 72.00 feet to a rebar set, N70°41’22”E 24.56 feet to a point or place of beginning.

Together with:

Easement Agreement between WU/LH 466 BRIDGEPORT L.L.C. and WU/LH 470 BRIDGEPORT L.L.C. dated February 25, 2008 and recorded February 29, 2008 at 12:07 p.m. in Volume 2909 at Page 61 of the Shelton Land Records.

ALSO KNOWN AS:

NORTHERLY:	By land now or formerly of Richard B. Todd, 334.96 feet;

EASTERLY:	By land now or formerly of Thomas J. Outlaw, Jr. 720.88 feet;

SOUTHERLY:	By land now or formerly of at a1,166.25 feet;

EASTERLY AGAIN:	By land now or formerly of at a1, 420.50 feet;

SOUTHERLY AGAIN:	By land now or formerly of Anthony and John Glannattasio, 458.02 feet; and

WESTERLY:	In part by land now or formerly of H.T.M. Associates, in part by land now or formerly of Trico Mfg. Corp., and in part by land now or formerly of Esther A total distance of 1265.45 feet.

That certain parcel of land situated in the town of Shelton, county of Fairfield and state of Connecticut, on the northwesterly side of Conn. Route B containing 2.01 acres, more or less, bounded and described as follows:

SOUTHEASTERLY	by the northwesterly non-access high way line of Conn. Route 8, a total distance of 388 feet, more or less;

SOUTHERLY	by land now or formerly of A. & B, Star Co., c/o Anthony Glannattasio, 140 feet, more or less;

WESTERLY AND NORTHWESTERLY	by land now or formerly of Baker Properties, 428 feet, more or less;

NORTHWESTERLY	by land now or formerly of Baker Properties, 165 feet, more or less;

NORTHEASTERLY	by land now or formerly Thomas J. Outlaw Jr., 119 feet more or less;

NORTHERLY	by land now or formerly of Thomas J. Outlaw Jr., 10 feet, more or less;

Being the most northwesterly portion of the premises acquired by the state of Connecticut from John Swetz et al, as described in a Certificate of      recorded in volume 243 at page 473 of the Shelton Land Records.

The above described premises are conveyed subject to such rights and      as may appear of record and to any state of facts which an inspection of the premises may show.

All rights of Ingress and Egress are specifically denied, directly to and from Conn. Route 8, from and to the land herein conveyed.

For a more particular description of the above-described premises, reference is made to a      to be filed in the Shelton Town Clerk’s Office, entitled: ‘Town of Shelton, map Showing Land Released to Baker Properties by The State of Connecticut, Conn. Route 8, Scale 1”=40’, December 1982, Robert V. Gubals, Transportation Chief Engineer-Bureau of Highways, Town No. 125, Project No. 126-91, Serial No. 38A, Sheet 1 of 1 Sheet.”

EXHIBIT B

PERMITTED EXCEPTIONS

1.              Denial of rights of ingress and egress contained in a Quit Claim Deed dated January 17, 1983 and recorded May 17, 1983 in Volume 499 at Page 300 of the Land Records.

2.              Notice Concerning Use of Land dated January 31, 1986 and recorded March 4, 1986 in Volume 638 at Page 150 of the Land Records.

3.              Easement Agreement by and between Wu/LH 470 Bridgeport, LLC and Wu/LH 466 Bridgeport, LLC, dated February 25, 2008 and recorded in Volume 2909 at Page 61 of the Land Records.

EXHIBIT C

Copy of Note

[Attached]

PROMISSORY NOTE

U.S. $3,683,700	March 8, 2011

FOR VALUE RECEIVED, and at all times hereafter specified, WU/LH 470 BRIDGEPORT L.L.C., a Delaware limited liability company (“Maker”), having an address at c/o Lighthouse Real Estate Management LLC, 60 Hempstead Avenue, Suite 718, West Hempstead, New York 11552, promises to pay to the order of FIRST SUNAMERICA LIFE INSURANCE COMPANY, a New York corporation, having an address at 1 SunAmerica Center, Century City, Los Angeles, California 90067-6022 (hereinafter referred to, together with each subsequent holder hereof, as “Holder”), or at such other address as may be designated from time to time hereafter by any Holder, the principal sum of THREE MILLION SIX HUNDRED EIGHTY-THREE THOUSAND SEVEN HUNDRED AND NO/100THS DOLLARS ($3,683,700), together with interest on the principal balance outstanding from time to time, as hereinafter provided, in lawful money of the United States of America.

By its execution and delivery of this promissory note (this “Note”), Maker covenants and agrees as follows:

1.                                                Interest Rate and Payments.

(a)                       The balance of principal outstanding from time to time under this Note shall bear interest at the rate of five and seventy-six hundredths percent (5.76%) per annum (the “Original Interest Rate”), computed on the basis of a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each; however, interest for partial months shall be calculated by multiplying the principal balance of this Note by the applicable interest rate (i.e., the Original Interest Rate or the New Rate (hereinafter defined)), dividing the product by three hundred sixty (360), and multiplying that result by the actual number of days elapsed.

(b)                       Interest only on this Note shall be payable on the date the loan evidenced by this Note (the “Loan”) is funded by Holder, in advance, for the period from and including the date hereof through and including March 31, 2011.

(c)                        Commencing on May 1, 2011 and on the first day of each month thereafter through and including April 1, 2012, (each such date a “Interest Only Payment Date”) payments of interest only shall be payable, in arrears, in the amount of $17,681.76.

(d)                       Commencing on May 1, 2012 and on the first day of each month thereafter through and including the first day of the month immediately preceding the Maturity Date (each such date a “Principal and Interest Payment Date” and together with any Interest Only Payment Date, referred to herein, collectively, as a “Payment Date”), combined payments of principal and interest shall be payable, in arrears, in the amount of $23,196.66 each (such amount representing an amount that would be sufficient to fully amortize the original principal amount of this Note over a twenty-five (25) year period (the “Amortization Period”), if such amortization were based on a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each).

(e)                        The entire outstanding principal balance, and all other amounts due under this Note and the other Loan Documents (as hereinafter defined), together with all accrued and unpaid interest thereon, shall be due and payable in full on April 1, 2018 (the “Maturity Date”).

2.                                                Holder’s Extension Option; Net Operating Income. The provisions of this Section 2 concern the election of Holder to extend the term of the Loan for the Extension Term (as defined below) and certain obligations of Maker during the Extension Term.

(a)                       If Maker shall fail to pay the outstanding principal balance of this Note and all accrued interest and other charges due hereon and all other amounts due under the Loan Documents, at the Maturity Date, Holder shall have the right, at Holder’s sole option and discretion, to extend the term of the Loan for an additional period of five (5) years (the “Extension Term”) and require Maker to make additional monthly payments of net operating income as provided herein. If Holder elects to extend the term of the Loan, Maker shall pay all fees of Holder incurred in connection with such extension, including, but not limited to, attorneys’ fees and title insurance premiums. Maker shall execute all documents reasonably requested by Holder to evidence and secure the Loan, as extended, and shall obtain and provide to Holder any title insurance policy or endorsement requested by Holder. If Holder elects to extend the term of the loan for the Extension Term, no “Event of Default” shall be deemed to exist solely by reason of the failure by Maker to pay such outstanding principal balance of this Note and all accrued interest and other charges due hereunder, and all other amounts due under the Loan Documents, on the Maturity Date.

(b)                       Should Holder elect to extend the term of the Loan as provided above, Holder shall: (i) reset the interest rate borne by the then-existing principal balance of the Loan to a rate per annum (the “New Rate”) equal to the greater of (A) the Original Interest Rate, or (B) Holder’s (or comparable lenders’, if Holder is no longer making such loans) then-prevailing interest rate for five (5) year loans secured by properties similar to the Property (hereinafter defined), as determined by Holder in its sole discretion; (ii) re-amortize the then-existing principal balance of the Loan over the Amortization Period; (iii) have the right to require Maker to enter into modifications of the non-economic terms of the Loan Documents as Holder may request (the “Non-Economic Modifications”); and (iv) notwithstanding any provision set forth in the Loan Documents to the contrary, have the right to require Maker to make monthly payments into escrow for insurance premiums and real property taxes, assessments and similar governmental charges. Hence, monthly principal and interest payments during the Extension Term shall be based upon the New Rate, in an amount that would be sufficient to fully amortize the outstanding principal balance of the Loan over the Amortization Period.

(c)                        If Holder elects to extend the term of the Loan, Holder shall advise Maker of the New Rate on or prior to the Maturity Date, but in no event shall the term be extended unless Holder is entitled to do so under Section 2(a) above.

(d)                       In addition to the required monthly payments of principal and interest set forth above, commencing on the first day of the second month following the Maturity Date and continuing on the first day of each month thereafter during the Extension Term (each an “Additional Payment Date”), Maker shall make monthly payments to Holder in an amount equal to all Net Operating Income (hereinafter defined) attributable to the Property for the calendar month ending on the last day of the month that is two months preceding each such Additional Payment Date.

2

For example, assuming the Maturity Date is January 1, then Net Operating Income for the period from January 1 through January 31 shall be payable to Holder on March 1; Net Operating Income for the period from February 1 through February 28 shall be payable to Holder on April 1, and so on.

(e)                        Holder shall deposit all such Net Operating Income received from Maker into an account or accounts maintained at a financial institution chosen by Holder or its Servicer in its sole discretion (the “Deposit Account”) and all such funds shall be invested in a manner acceptable to Holder in its sole discretion. All interest, dividends and earnings credited to the Deposit Account shall be held and applied in accordance with the terms hereof.

(f)                         On the third Additional Payment Date and on each third Additional Payment Date thereafter, Holder shall apply all Excess Funds (hereinafter defined), if any, to prepayment of amounts due under this Note, without premium or penalty.

(g)                        As security for the repayment of the Loan and the performance of all other obligations of Maker under the Loan Documents, Maker hereby assigns, pledges, conveys, delivers, transfers and grants to Holder a first priority security interest in and to: (i) all Maker’s right, title and interest in and to the Deposit Account; (ii) all rights to payment from the Deposit Account and the money deposited therein or credited thereto (whether then due or in the future due and whether then or in the future on deposit); (iii) all interest thereon; (iv) any certificates, instruments and securities, if any, representing the Deposit Account; (v) all claims, demands, general intangibles, choses in action and other rights or interests of Maker in respect of the Deposit Account; (vi) any monies then or at any time thereafter deposited therein; and (vii) any increases, renewals, extensions, substitutions and replacements thereof and all proceeds of the foregoing.

(h)                       From time to time, but not more frequently than monthly, Maker may request a disbursement (a “Disbursement”) from the Deposit Account for capital expenses, tenant improvement expenses, leasing commissions and special contingency expenses. Holder may consent to or deny any such Disbursement in its sole discretion.

(i)                           During the existence of an Event of Default (hereinafter defined), (i) Maker shall not be entitled to any Disbursement from the Deposit Account and (ii) Holder shall be entitled to take immediate possession and control of the Deposit Account (and all funds contained therein) and to pursue all of its rights and remedies available to Holder under the Loan Documents, at law and in equity.

(j)                          All of the terms and conditions of the Loan shall apply during the Extension Term, except as expressly set forth above, and except that no further extensions of the Loan shall be permitted.

(k)                       For the purposes of the foregoing:

(i)                                     “Excess Funds” shall mean, on any Additional Payment Date, the amount of funds then existing in the Deposit Account (including any Net Operating Income due on the applicable Additional Payment Date), less an amount equal to the sum of three regularly scheduled payments of principal and interest due on this Note;

3

(ii)                                  “Net Operating Income” shall mean, for any particular period of time, Gross Revenue for the relevant period, less Operating Expenses for the relevant period; provided, however, that if such amount is equal to or less than zero (0), Net Operating Income shall equal zero (0);

(iii)                               “Gross Revenue” shall mean all payments and other revenues (exclusive, however, of any payments attributable to sales taxes) received by or on behalf of Maker from all sources related to the ownership or operation of the Property, including, but not limited to, rents, room charges, parking fees, interest, security deposits (unless required to be held in a segregated account), business interruption insurance proceeds, operating expense pass-through revenues, direct expense reimbursements and common area maintenance charges, for the relevant period for which the calculation of Gross Revenue is being made; and

(iv)                              “Operating Expenses” shall mean the sum of all ordinary and necessary operating expenses actually paid by Maker in connection with the operation of the Property during the relevant period for which the calculation of Operating Expenses is being made, including, but not limited to, (a) payments made by Maker for taxes and insurance required under the Loan Documents and (b) monthly debt service payments as required under this Note.

3.                                      Budgets During Extension Term.

(a)                                 Within fifteen (15) Business Days (as defined below) following the Maturity Date and on or before December 1 of each subsequent calendar year, Maker shall deliver to Holder a proposed revenue and expense budget for the Property for the remainder of the calendar year in which the Maturity Date occurs or the immediately succeeding calendar year (as applicable). Such budget shall set forth Maker’s projection of Gross Revenue and Operating Expenses for the applicable calendar year, which shall be subject to Holder’s reasonable approval. Once a proposed budget has been reviewed and approved by Holder, and Maker has made all revisions requested by Holder, if any, the revised budget shall be delivered to Holder and shall thereafter become the budget for the Property hereunder (any such budget referred to as the “Budget”) for the applicable calendar year. If Maker and Holder are unable to agree upon a Budget for any calendar year, the budgeted Operating Expenses (excluding extraordinary items) provided in the Budget for the Property for the preceding calendar year shall be considered the Budget for the Property for the subject calendar year until Maker and Holder agree upon a new Budget for such calendar year.

(b)                                 During the Extension Term, Maker shall operate the Property in accordance with the applicable Budget for the applicable calendar year, and the total of expenditures relating to the Property exceeding one hundred and five percent (105%) of the aggregate of such expenses set forth in the applicable Budget for the applicable time period shall not be treated as Operating Expenses for the purposes of calculating “Net Operating Income,” without the prior written consent of Holder except for emergency expenditures which, in Maker’s good faith judgment, are reasonably necessary to protect, or avoid immediate danger to, life or property.

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4.                                      Reports During Extension Term.

(a)                                 During the Extension Term, Maker shall deliver to Holder all financial statements reasonably required by Holder to calculate Net Operating Income, including, without limitation, a monthly statement to be delivered to Holder concurrently with Maker’s payment of Net Operating Income that sets forth the amount of Net Operating Income accompanying such statement and Maker’s calculation of Net Operating Income for the relevant calendar month. Such statements shall be certified by an executive officer of Maker or Maker’s manager, managing member or general partner (as applicable) as having been prepared in accordance with the terms hereof and to be true, accurate and complete in all material respects.

(b)                                 In addition, on or before February 1 of each calendar year during the Extension Term, Maker shall submit to Holder an annual income and expense statement for the Property which shall include the calculation of Gross Revenue, Operating Expenses and Net Operating Income for the preceding calendar year and shall be accompanied by Maker’s reconciliation of any difference between the actual aggregate amount of the Net Operating Income for such calendar year and the aggregate amount of Net Operating Income for such calendar year actually remitted to Holder. All such statements shall be certified by an executive officer of Maker or Maker’s manager, managing member or general partner (as applicable) as having been prepared in accordance with the terms hereof and to be true, accurate and complete in all material respects. If any such annual financial statement discloses any inconsistency between the calculation of Net Operating Income and the amount of Net Operating Income actually remitted to Holder, Maker shall immediately remit to Holder the amount of any underpayment of Net Operating Income for such calendar year or, in the event of an overpayment by Maker, such amount may be withheld from any subsequent payment of Net Operating Income required hereunder.

(c)                                  Holder may notify Maker within ninety (90) days after receipt of any statement or report required hereunder that Holder disputes any computation or item contained in any portion of such statement or report. If Holder so notifies Maker, Holder and Maker shall meet in good faith within twenty (20) days after Holder’s notice to Maker to resolve such disputed items. If, despite such good faith efforts, the parties are unable to resolve the dispute at such meeting or within ten (10) days thereafter, the items shall be resolved by an independent certified public accountant designated by Holder within fifteen (15) days after such ten (10) day period. The determination of such accountant shall be final. All fees of such accountant shall be paid by Maker. Maker shall remit to Holder any additional amount of Net Operating Income found to be due for such periods within ten (10) days after the resolution of such dispute by the parties or the accountant’s determination, as applicable. The amount of any overpayment found to have been made for such periods may be withheld from any required future remittance of Net Operating Income.

(d)                                 Maker shall at all times keep and maintain full and accurate books of account and records adequate to reflect correctly all items required in order to calculate Net Operating Income.

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5.                                           Prepayment

(a)                                 Maker shall have no right to prepay all or any part of this Note prior to the date that is the last day of the forty-second (42) month following the date of this Note (the “Lockout Expiration Date”).

(b)                                 At any time following the Lockout Expiration Date, Maker shall have the right to prepay the full principal amount of this Note, and all other amounts due under this Note and the other Loan Documents, and all accrued but unpaid interest thereon as of the date of prepayment, provided that (i) Maker gives not less than thirty (30) days’ prior written notice to Holder of Maker’s election to prepay this Note, (ii) Maker pays a prepayment premium to Holder equal to the greater of (A) one percent (1%) of the outstanding principal amount of this Note or (B) the Present Value of this Note (hereinafter defined), less the amount of principal being prepaid, calculated as of the prepayment date and (iii) Maker prepays each of the other Additional Notes (as such term is defined in the Mortgage) and all other amounts due under the Additional Notes and the other Additional Loan Documents (as such term is defined in the Mortgage), and all accrued but unpaid interest thereon as of the date of prepayment.

(c)                                  Notwithstanding the provisions of this Section 5, no prepayment premium shall be due (i) in connection with any involuntary prepayment due to the Holder’s application of any insurance proceeds or condemnation awards to the principal balance of the Loan or (ii) if Maker provides additional funds to prepay the Loan in connection with the application of any insurance proceeds or condemnation awards to the principal balance of the Loan following any casualty or condemnation; provided, in any such case, that no Default or Event of Default has occurred and is continuing at the time of such application of insurance proceeds or condemnation awards.

(d)                                 Holder shall notify Maker in writing of the amount and basis of determination of the prepayment premium. Holder shall not be obligated to accept any prepayment of the principal balance of this Note unless such prepayment is accompanied by (i) the applicable prepayment premium, (ii) the outstanding principal balance of the Loan, (iii) all accrued interest and other sums due under this Note and all other amounts due under the Loan Documents and (iv) the outstanding principal balance of the Additional Loans (as such term is defined in the Mortgage) all accrued interest and other sums due under the Additional Notes and all other amounts due under the Additional Loan Documents. Maker may not prepay the Loan on a Friday, nor on any public holiday or the equivalent for banks generally under the laws of the State of New York or on any day preceding a public holiday, or the equivalent for banks generally under the laws of the State of New York.

(e)                                  Except for making payments of Net Operating Income as required above, and except for the application of insurance proceeds or condemnation awards to the principal balance of this Note, as provided in the Mortgage (hereinafter defined), in no event shall Maker be permitted to make any partial prepayments of this Note.

(f)                              If Holder accelerates this Note for any reason, then in addition to Maker’s obligation to pay the then outstanding principal balance of this Note and all accrued but unpaid interest thereon, Maker shall pay an additional amount equal to the prepayment premium that would be due to Holder if Maker were voluntarily prepaying this Note at the time that such acceleration occurred, or if under the terms hereof no voluntary prepayment would be permissible on the date of such acceleration, Maker shall pay a prepayment premium equal to 150% of the highest prepayment premium set forth in this Note, calculated as of the date of such acceleration as if prepayment were permitted on such date.

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(g)                                  For the purposes of the foregoing:

(i)                                     The “Present Value of this Note” with respect to any prepayment of this Note, as of any date, shall be determined by discounting all scheduled payments of principal and interest remaining to maturity of this Note, attributed to the amount being prepaid, at the Discount Rate. If prepayment occurs on a date other than a Payment Date, the actual number of days remaining from the prepayment date to the next Payment Date will be used to calculate such discount within such period;

(ii)                                  The “Discount Rate” is the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually;

(iii)                               The “Treasury Rate” is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of this Note, for the week prior to the prepayment date, as reported in Federal Reserve Statistical Release H. 15 - Selected Interest Rates, conclusively determined by Holder on the prepayment date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, Holder shall select a comparable publication to determine the Treasury Rate.

(h)                                 Holder shall not be obligated actually to reinvest the amount prepaid in any treasury obligations as a condition precedent to receiving any prepayment premium.

(i)                                     Notwithstanding the foregoing, (A) at any time during the Extension Term, Maker shall have the right to prepay in full, but not in part, the principal amount of this Note and all accrued but unpaid interest thereon as of the date of prepayment, without prepayment premium thereon and (B) no prepayment premium shall be due in connection with the prepayment of the full principal amount of this Note, and all other amounts due under this Note and the other Loan Documents, and all accrued but unpaid interest thereon as of the date of prepayment, during the ninety (90) day period prior to the Maturity Date.

6.                                           Payments. Whenever any payment to be made under this Note shall be stated to be due on a Saturday, Sunday or public holiday or the equivalent for banks generally under the laws of the State of New York (any other day being a “Business Day”), such payment may be made on the next succeeding Business Day.

7.                                           Default Rate.

(a)                            The entire balance of principal, interest, and any other sums due under this Note and the other Loan Documents upon the maturity hereof, by acceleration or otherwise, shall bear interest from the date due until paid at the greater of (i) eighteen percent (18%) per annum and (ii) a per annum rate equal to four percent (4%) over the prime rate published in The Wall Street Journal on the first business day of each month (the “Default Rate”); provided, however, that such rate shall not exceed the maximum permitted by applicable state or federal law. In the event The Wall Street Journal is no longer published or no longer publishes such prime rate, Holder shall select a comparable reference.

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(b)                                 If any payment under this Note or any of the Additional Notes is not made when due, interest shall accrue at the Default Rate from the date such payment was due until payment is actually made.

8.                                                Late Charges. In addition to interest as set forth herein, Maker shall pay to Holder a late charge equal to four percent (4%) of any amounts due under this Note in the event any such amount is not paid when due. Notwithstanding the foregoing provision, Holder will allow for one (1) five (5) day grace period upon monetary default without the obligation of paying a late charge in any twelve (12) month period during the term of the Loan.

9.                                                Application of Payments. All payments hereunder shall be applied in the following order: (i) first, to the payment of late charges, if any; (ii) second, to the payment of prepayment premiums, if any; (iii) third, to the repayment of any sums advanced by Holder for the payment of any insurance premiums, taxes, assessments or other charges against the Property securing this Note and any other costs and expenses incurred by Holder in accordance with the Loan Documents (together with interest thereon at the Default Rate from the date of advance until repaid), if any; (iv) fourth, to the payment of accrued and unpaid interest and other amounts due and payable under the Loan Documents (other than principal), if any; and (v) fifth, to the reduction of principal. Notwithstanding the foregoing, for so long as any Event of Default is continuing, Holder shall have the continuing right to apply any payment received by Holder from or on behalf of Maker as Holder may elect against the due and owing obligations of Maker under the Note and the other Loan Documents in such order of priority or in such allocations as Holder may deem advisable in its sole and absolute discretion.

10.                                         Immediately Available Funds. All payments under this Note shall be payable in immediately available funds without setoff, counterclaim or deduction of any kind, and shall be made by electronic funds transfer from a bank account established and maintained by Maker for such purpose.

11.                                         Security. This Note is secured by, among other things, (i) that certain (a) Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, of even date herewith, granted by Maker for the benefit of Holder (the “Mortgage”) encumbering certain real property and improvements located at 470 Bridgeport Avenue, Shelton, Connecticut 06484, as more particularly described in the Mortgage (the “Property”), (ii) a Guaranty Agreement from Paul Cooper, Jeffrey Ravetz and Louis Sheinker (collectively, “Guarantors”), in favor of Holder (the “Guaranty”) and (iii) the Affiliate Guaranty (as such term is defined in the Mortgage).

12.                                         Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Mortgage.

13.                               Event of Default. Each of the following events will constitute an event of default (an “Event of Default”) under this Note and under the Mortgage and each other document evidencing or securing or executed in connection with the Loan (collectively, the “Loan Documents”), and any Event of Default under any Loan Document shall constitute an Event of Default hereunder and under each of the other Loan Documents:

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(a)                                 any failure to pay when due any interest, principal or other amount in a sum certain under this Note or under any of the other Loan Documents for which sum there is a scheduled date for payment or for which there is a date certain for payment.

(b)                                 any failure to pay within ten (10) days following demand by Holder for any amount other than any amount described in Section 13(a) above; or

(c)                                  any failure of Maker to properly perform any obligation contained herein or in any of the other Loan Documents (other than the obligation to make payments under this Note or the other Loan Documents) and the continuance of such failure for a period of thirty (30) days following written notice thereof from Holder to Maker; provided, however, that if such failure is not curable within such thirty (30) day period, then, so long as Maker commences to cure such failure within such thirty (30) day period and is continually and diligently attempting to cure to completion, such failure shall not be an Event of Default unless such failure remains uncured for one hundred twenty (120) days after such written notice to Maker; or

(d)                                 if, at any time during the Extension Term, Gross Revenue for any calendar month shall be less than ninety-three percent (93%) of the amount of projected Gross Revenue for such month set forth in the applicable Budget; or

(e)                                  the occurrence of any event that is deemed to be an “Event of Default” under any provision of this Note, the Mortgage, the Affiliate Guaranty any other Loan Document or any Additional Loan Document.

14.                                         Acceleration. If at any time an Event of Default exists, the entire balance of principal, accrued interest and other sums owing hereunder shall, at the option of Holder, become at once due and payable without notice or demand. Upon the occurrence of any Event of Default described in Section 13(d) hereof, Holder shall have the option, in its sole and absolute discretion, to either (a) exercise any remedies available to Holder under the Loan Documents, at law or in equity, or (b) require Maker to submit a new proposed budget for Holder’s approval. If Holder agrees to accept such new proposed budget, then such budget shall become the Budget for all purposes hereunder. If an Event of Default exists, Holder may exercise any right, power or remedy permitted by law or set forth herein or in the Mortgage or any other Loan Document.

15.                                         Conditions Precedent. Maker hereby certifies and declares that all acts, conditions and things required to be done or performed or have happened precedent to the creation and issuance of this Note, and in order to constitute this Note the legal, valid and binding obligation of Maker, enforceable in accordance with the terms hereof, have been done or performed or have happened in due and strict compliance with all applicable laws.

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16.                                         Certain Waivers and Consents. Maker and all parties now or hereafter liable for the payment hereof, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety, or otherwise, hereby severally (a) waive presentment, demand, protest, notice of protest and/or dishonor, and all other demands or notices of any sort whatever with respect to this Note, (b) consent to impairment or release of collateral, extensions of time for payment, and acceptance of partial payments before, at, or after maturity, (c) waive any right to require Holder to proceed against any security for this Note before proceeding hereunder, (d) waive diligence in the collection of this Note or in filing suit on this Note and (e) agree to pay all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, which may be actually incurred in the collection of this Note or any part thereof or in preserving, securing possession of and realizing upon any security for this Note.

17.                                         Usury Savings Clause. The provisions of this Note and of all agreements between Maker and Holder are, whether now existing or hereinafter made, hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, prepayment, demand for payment or otherwise, shall the amount paid, or agreed to be paid, to Holder for the use, forbearance or detention of the principal hereof or interest hereon, which remains unpaid from time to time, exceed the maximum amount permissible under applicable law. In particular, it is the intention of the parties hereto to conform strictly to Connecticut and Federal law, whichever is applicable. If as a result of any circumstance whatsoever, the performance or fulfillment of any provision hereof or of any other agreement between Maker and Holder pertaining to the subject matter hereof shall, at the time performance or fulfillment of such provision is due, involve or purport to require any payment in excess of the limits then prescribed by applicable law, then the obligation to be performed or fulfilled shall hereby be reduced to such limit as to be valid under such applicable law, and if as a result of any circumstance whatsoever, Holder should receive as interest under this Note an amount which would exceed the then highest lawful rate, the amount by which such interest payment would exceed such highest lawful rate shall be applied to the reduction of the principal balance owing hereunder without prepayment or penalty (or, at Holder’s option, be paid to Maker) and in no event shall be counted as interest. To the fullest extent permitted by then applicable law, the determination of the legal maximum amount of interest shall at any and all times be made by amortizing, prorating, allocating and spreading in equal parts over the period of the full stated term of this Note, all interest at any time contracted for, charged or received from Maker in connection with this Note and all other agreements between Maker and Holder pertaining to the subject matter hereof, so that the actual rate of interest on account of the indebtedness represented by this Note is uniform throughout the term hereof and complies with all applicable law.

18.                                         Non-Recourse; Exceptions to Non-Recourse.

(a)                                 Nothing contained in the Loan Documents shall be deemed to impair, limit or prejudice Holder’s rights in foreclosure proceedings or in any ancillary proceedings brought to facilitate Holder’s foreclosure on the Property or any portion thereof or to exercise any specific rights or remedies afforded Holder under any other provisions of the Loan Documents or by law or in equity, subject to the non-recourse provisions set forth below, to recover under any guarantee given in connection with the Loan or to pursue any personal liability of Maker or any Guarantor under the Guaranty Agreement, the Environmental Indemnity Agreement or the ERISA indemnity provisions of the Mortgage. Except as expressly hereinafter set forth, the recourse of Holder with respect to the obligations evidenced by this Note, the Mortgage and the other Loan Documents (except for the Guaranty and the Environmental Indemnity Agreement) shall be solely to the Property, Chattels and Intangible Personalty (as such terms are defined in the Mortgage).

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Notwithstanding anything else to the contrary contained in this Note, the Mortgage or in any other Loan Document, nothing shall be deemed in any way to impair, limit or prejudice the rights of Holder to collect or recover from Maker (but not any member, manager, officer, director or any Affiliate of any of the foregoing, with the exclusion of the Guarantors) and Guarantors: (i) damages or costs (including, without limitation, reasonable attorneys’ fees) incurred by Holder as a result of any intentional waste by Maker; (ii) any condemnation award or insurance proceeds attributable to the Property which were not paid to Holder or used to restore the Property in accordance with the terms of the Mortgage; (iii) any Rents, profits, security deposits, advances, rebates, prepaid rents or other similar sums attributable to the Property collected by or for Maker (x) following an Event of Default under any Loan Document and not properly applied to the reasonable fixed and operating expenses of the Property, including, without limitation, payments due on this Note and other sums due under the Loan Documents or (y) to the extent not deposited into the Lockbox Account; (iv) any security deposits collected by or for Maker and not applied in accordance with the applicable Leases (as such term is defined in the Mortgage); (v) the amount of any accrued taxes, assessments, and/or utility charges affecting the Property (whether or not the same have been billed to Maker) that are either unpaid by Maker or advanced by Holder under the Mortgage, except, in respect of the Property, to the extent of any of the foregoing accruing after the Termination Date (as hereinafter defined) with respect to the Property; (vi) any sums expended by Holder in fulfilling the obligations of Maker, as lessor, under any Lease affecting the Property; (vii) the amount of any loss suffered by Holder (that would otherwise be covered by insurance and available to Holder in accordance with the Loan Documents) as a result of Maker’s failure to maintain any insurance required under the terms of any Loan Document; and (viii) losses, damages and costs (including, without limitation, reasonable attorneys’ fees) incurred by Holder as a result of any fraud of material misrepresentation by Maker in connection with the Property or any of the Loan Documents. For the avoidance of doubt, the matters set forth in this paragraph (a) shall be fully recourse to Maker (but not any member, manager, officer, director or any Affiliate of any of the foregoing, with the exclusion of the Guarantors) and Guarantor. For the purposes of this Section 18(a), the “Termination Date” is, in respect of the Property, the earliest of (x) the date that Maker tenders to Holder or Holder’s designee a deed-in-lieu of foreclosure in respect of the Property, subject to no title exceptions other than real estate taxes and assessments, the Permitted Exceptions (as defined in the applicable Mortgage) and such additional exceptions approved by Holder pursuant to the Loan Documents or which are otherwise acceptable to Holder in its reasonable discretion, together with such ancillary conveyances, releases and other documentation that are customarily delivered in connection with a deed-in-lieu of foreclosure transaction, all in form reasonably satisfactory to Holder, and such deed-in-lieu of foreclosure is accepted by Holder in its sole discretion (y) the date that Maker tenders to Holder a stipulation to entry of judgment of foreclosure in respect of the Property, and (z) the date Holder, any Affiliate of Holder, or any other party takes title to the Property in connection with a foreclosure of the applicable Mortgage that encumbers the Property. If Maker elects to deliver a deed-in-lieu of foreclosure in respect of the Property, Holder shall retain the right to determine whether to accept such deed-in-lieu of foreclosure or to proceed with foreclosure proceedings and, upon Holder making such election, Maker shall execute and deliver to Holder an appropriate deed-in-lieu of foreclosure in respect of the Property, as Holder shall have elected; provided, however, that if Holder chooses to proceed with foreclosure proceedings in respect of the Property, the Termination Date shall nonetheless be the earliest of the date specified in clause (x), (y) and (z) above, provided further that if Maker thereafter fails to cooperate with Holder in respect of Holder’s exercise of any and all remedies available at law or in equity to Holder (including, without limitation, foreclosure), then the Termination Date shall be the earlier of the date specified in clause (y) or (z) above.

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(b)                                 The agreement contained in this Section 18 to limit the personal liability of Maker to its interest in the Property, Chattels and Intangible Personalty shall become null and void and be of no further force and effect, and Maker (but not any member, manager, officer, director or any Affiliate of any of the foregoing, with the exclusion of the Guarantors) and Guarantors shall be personally liable for the repayment of the Secured Obligations (as such term is defined in the Mortgage) in the event (i) that the Property, or any part thereof or any interest therein, or any interest in Maker, or any of them, shall be further encumbered by a voluntary lien securing any obligation upon which Maker, or any of them, any direct or indirect general partner, manager or managing member such Maker, any Guarantor, any of the Mortgagor Control Persons (as defined in the Mortgage) or any principal or affiliate of Maker, or any of them, shall be personally liable for repayment, either as obligor or guarantor, (ii) of any breach or violation of Section 5.4, 5.5 or 5.7 of the Mortgage, (iii) that Maker forfeits the Property or the Chattels or any portion of the Property or Chattels due to criminal activity, (iv) any attempt by Maker, any Guarantor or any Mortgagor Owner Person (as defined in the Mortgage) to materially delay any foreclosure against the Property, Chattels and/or Intangible Personalty, or any portion of the Property, the Chattels and/or the Intangible Personalty or any other exercise by Holder of its remedies under the Loan Documents, which attempts shall (x) include, without limitation, (A) any claim made by Maker that any Loan Document is invalid or unenforceable to an extent that would preclude any such foreclosure or other exercise of remedies, (B) Maker filing a petition in bankruptcy, Maker acquiescing in an involuntary bankruptcy proceeding, Maker failing to oppose in good faith the entry of an order for relief pursuant to any involuntary bankruptcy filed against it, or Maker filing a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the bankruptcy laws of the United States or under any other similar federal, state or other statute relating to relief from indebtedness (whether filed by or against Maker), or (C) the appointment of a receiver, trustee or liquidator by Maker, any Guarantor or any Mortgagor Owner Person with respect to Maker or the Property or any part thereof and (y) shall not include a defense to a foreclosure that is (A) not frivolous and is advanced in good faith and (B) based upon a default by Holder under terms of the Loan Documents, or (v) any execution, amendment, modification or early termination of any Lease of any Required Tenant made in violation of the Loan Documents. For the avoidance of doubt, no such termination of any Lease shall excuse Maker from the performance of its obligations under the Loan Documents. For purposes of the foregoing, “affiliate” shall have the meaning ascribed to the term “Affiliate” in the Mortgage.

19.                                         Severability. If any provision hereof or of any other document securing or otherwise related to the indebtedness evidenced hereby is, for any reason and to any extent, deemed invalid or unenforceable in any jurisdiction or with respect to any person, entity or circumstances, then neither the remainder of the document in which such provision is contained, nor the application of such provision in respect of other persons, entities, or circumstances, nor any other document referred to herein, shall be affected by such invalidity or lack of enforceability, but, instead, shall be enforceable to the maximum extent permitted by law.

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20.                                         Transfer of Note. Each provision of this Note shall be and remain in full force and effect notwithstanding any negotiation or transfer hereof and any interest herein to any other Holder or participant.

21.                                         Governing Law. Regardless of the place of its execution, this Note shall be construed and enforced in accordance with the substantive laws of the State of Connecticut.

22.                                         Time of Essence. Time is of the essence of this Note.

23.                                         Remedies Cumulative. The remedies provided to Holder in this Note, the Mortgage and the other Loan Documents are cumulative and concurrent and may be exercised singly, successively or jointly against Maker, the Property, and other security, or against Guarantors or any obligor under, or guarantor of, this Note or the other Loan Documents, at the sole and absolute discretion of Holder.

24.                                         No Waiver. Holder shall not by any act or omission be deemed to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder and then only to the extent specifically set forth therein. A waiver of one event shall not be construed as continuing or as a bar to or waiver of any right or remedy granted to Holder hereunder in connection with a subsequent event.

25.                                         Joint and Several Obligation. If Maker is more than one person or entity, then: (a) all persons or entities comprising Maker are jointly and severally liable for all of Maker’s obligations hereunder; (b) all representations, warranties and covenants made by Maker shall be deemed representations, warranties and covenants of each of the persons or entities comprising Maker; (c) any breach, Default or Event of Default by any of the persons or entities comprising Maker hereunder shall be deemed to be a breach, Default or Event of Default of Maker; and (d) any reference herein contained to the knowledge or awareness of Maker shall mean the knowledge or awareness of any of the persons or entities comprising Maker.

26.                                         WAIVER OF JURY TRIAL. MAKER AND HOLDER KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAKER OR HOLDER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE MORTGAGE, OR ANY OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MAKER AND HOLDER TO ENTER INTO THE LOAN TRANSACTION EVIDENCED BY THIS NOTE.

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27.                                         WAIVER OF PREPAYMENT RIGHT WITHOUT PREMIUM. EXCEPT AS EXPLICITLY SET FORTH HEREIN, MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE UNDER APPLICABLE LAW TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT PREPAYMENT PREMIUM, UPON ACCELERATION OF THE MATURITY DATE OF THIS NOTE, AND AGREES THAT, IF FOR ANY REASON A PREPAYMENT OF ALL OR ANY PART OF THIS NOTE IS MADE, WHETHER VOLUNTARILY OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THIS NOTE BY HOLDER ON ACCOUNT OF THE OCCURRENCE OF ANY EVENT OF DEFAULT ARISING FOR ANY REASON, INCLUDING, WITHOUT LIMITATION, AS A RESULT OF ANY PROHIBITED OR RESTRICTED TRANSFER, FURTHER ENCUMBRANCE OR DISPOSITION OF THE PROPERTY OR ANY PART THEREOF SECURING THIS NOTE, THEN MAKER SHALL BE OBLIGATED TO PAY, CONCURRENTLY WITH SUCH PREPAYMENT, THE PREPAYMENT PREMIUM PROVIDED FOR IN THIS NOTE OR, IN THE EVENT OF PREPAYMENT FOLLOWING ACCELERATION OF THE MATURITY DATE HEREOF WHEN THIS NOTE IS CLOSED TO PREPAYMENT, AS PROVIDED HEREIN AND IN THE MORTGAGE. MAKER HEREBY DECLARES THAT HOLDER’S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY MAKER, FOR THIS WAIVER AND AGREEMENT.

[END OF TEXT]

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IN WITNESS WHEREOF and intending to be legally bound, Maker has duly executed this Note as of the date first above written.

MAKER:

WU/LH 470 BRIDGEPORT L.L.C.,
a Delaware limited liability company

By:	Lighthouse 100 William Operating LLC,
a New York limited liability company,
its Manager

	By:	/s/ Louis Sheinker
	Name:	Louis Sheinker
	Title:	Member/Manager

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 3rd day of March in the year 2011 before me, the undersigned, a Notary Public in and for said State, personally appeared, Louis Sheinker personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individuals(s) acted, executed the instrument.

/s/ Frances M. Pepe
(Signature and office of individual taking acknowledgment.)

Notary Public

My Commission Expires: 1/11/2014

FRANCES M. PEPE
NOTARY PUBLIC, State of New York
No. 01PE4915564
Qualified in Queens County
Commission Expires Jan. 11, 2014

RECEIVED FOR RECORD Mar 08,2011 04:48:57P

CITY/TOWN CLERK’S OFFICE SHELTON, CT